==============================================================================



                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 22, 2002


          ----------------------------------------------------------
                          PANAMERICAN BEVERAGES, INC.
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Republic of Panama                  1-12290                  N/A
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
         incorporation)                                     Identification No.)


    c/o Panamco, L.L.C., 701 Waterford Way, Suite 800, Miami, Florida 33126
              (Address of principal executive offices) (Zip Code)

                                (305) 929-0800
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)




==============================================================================

Item 5.   Other Events.

     On December 22, 2002, Panamerican Beverages, Inc., a corporation organized under the laws of the Republic of Panama ("Panamco"), entered into an agreement and plan of merger (the "Merger Agreement"), among Cola-Cola FEMSA, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Coca-Cola FEMSA"), Midtown Sub, Inc., a corporation organized under the laws of the Republic of Panama, and Panamco. A copy of the Merger Agreement is attached hereto as Exhibit 99.2.

     Under the terms of the Merger Agreement:

     (1) Midtown Sub, Inc. will merge into Panamco (the "Merger"), with Panamco surviving the Merger as a wholly owned Subsidiary of Coca-Cola FEMSA;

     (2) holders of shares of Panamco's Class A Common Stock (other than The Coca-Cola Company) will receive in the Merger $22 per share in cash; and

     (3) holders of shares of Panamco's Class B Common Stock (other than The Coca-Cola Company) will receive in the Merger $38 per share in cash; and

     (4) The Coca-Cola Company, which holds 28.5 million shares of Class A Common Stock, 2.2 million shares of Class B Common Stock, and 2 shares of Series C Preferred Stock of Panamco, will, instead of cash, receive in the Merger approximately 304 million unlisted Coca-Cola FEMSA Series D shares in exchange for its Panamco Class A, Class B and Series C shares.

     The consummation of the Merger is subject to several significant conditions, including (a) the approval of the Merger by the holders of a majority of Panamco's Class B shares; (b) the approval of the Merger by holders of a majority of Panamco's Class A shares that do not own Class B shares and that cast votes on the matter; (c) the approval of the Merger by all the holders of Panamco's Series C shares; (d) the securing of financing and the maintenance of specified credit ratings by Coca-Cola FEMSA; and (e) customary regulatory approvals and other customary closing conditions.

     The transaction will be financed with $2.05 billion of new indebtedness, for which Coca-Cola FEMSA has received commitments from JPMorgan Chase and Morgan Stanley.

     Subsidiaries of The Coca-Cola Company and certain other significant holders of Class B shares, holding in the aggregate a majority of the Class B shares and all the Series C shares, have entered into stockholder's agreements pursuant to which they have agreed to vote in favor of the Merger. These stockholder's agreements are filed hereto as Exhibit 99.3 and 99.4, respectively.

     The Merger is expected to be completed in the second quarter of 2003, although no assurance can be given as to whether or when the Merger will actually be consummated.

     The text of a press release issued by Panamco, Coca-Cola FEMSA and Fomento Economico Mexicano, S.A. de C.V. on December 23, 2002, announcing the signing of the Merger Agreement is incorporated by reference here in as
Exhibit 99.1.

Item 7.   Exhibits.

     Exhibit No.                        Exhibit

        99.1 Press release, dated December 23, 2002, issued by Fomento Economico Mexicano, S.A. de C.V., Coca-Cola FEMSA, S.A. de C.V. and Panamerican Beverages, Inc. (incorporated by reference to the Schedule 14A filed by Panamerican Beverages, Inc. on December 23, 2002).

        99.2 Merger Agreement, dated as of December 22, 2002, among Coca-Cola FEMSA, S.A. de C.V., Midtown Sub, Inc. and Panamerican Beverages, Inc.

        99.3 Stockholders Agreement, dated as of December 22, 2002, among Coca-Cola FEMSA, S.A. de C.V., Midtown Sub, Inc., Panamerican Beverages, Inc., The Coca-Cola Export Corporation and Atlantic Industries, and, solely for purposes of Section 4(c) thereto, The Coca-Cola Company, and, solely for purposes of Section 15 thereto, Fomento Economico Mexicano, S.A. de C.V.

        99.4 Stockholder Agreement, dated as of December 22, 2002, among the persons set forth on schedules therein, Woods W. Staton, II and James M. Gwynn, solely in their capacities as voting trustees and not individually of and acting on behalf of the voting trust established pursuant to the Voting Trust Agreement, amended and restated as of July 15, 1993, the Voting Trust, Coca-Cola FEMSA, S.A. de C.V., Midtown Sub, Inc., and Panamerican Beverages, Inc.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        PANAMERICAN BEVERAGES, INC.


                                        By: /s/ ANNETTE FRANQUI
                                            ---------------------------------
                                            Name:  Annette Franqui
                                            Title: Chief Financial Officer

Date:  December 24, 2002

                               INDEX TO EXHIBITS



     Exhibit No.                        Exhibit

        99.1 Press release, dated December 23, 2002, issued by Fomento Economico Mexicano, S.A. de C.V., Coca-Cola FEMSA, S.A. de C.V. and Panamerican Beverages, Inc. (incorporated by reference to the Schedule 14A filed by Panamerican Beverages, Inc. on December 23, 2002).

        99.2 Merger Agreement, dated as of December 22, 2002, among Coca-Cola FEMSA, S.A. de C.V., Midtown Sub, Inc. and Panamerican Beverages, Inc.

        99.3 Stockholders Agreement, dated as of December 22, 2002, among Coca-Cola FEMSA, S.A. de C.V., Midtown Sub, Inc., Panamerican Beverages, Inc., The Coca-Cola Export Corporation and Atlantic Industries, and, solely for purposes of Section 4(c) thereto, The Coca-Cola Company, and, solely for purposes of Section 15 thereto, Fomento Economico Mexicano, S.A. de C.V.

        99.4 Stockholder Agreement, dated as of December 22, 2002, among the persons set forth on schedules therein, Woods W. Staton, II and James M. Gwynn, solely in their capacities as voting trustees and not individually of and acting on behalf of the voting trust established pursuant to the Voting Trust Agreement, amended and restated as of July 15, 1993, the Voting Trust, Coca-Cola FEMSA, S.A. de C.V., Midtown Sub, Inc., and Panamerican Beverages, Inc.

                                                                    EXHIBIT 99.2


                                                                  EXECUTION COPY



                               AGREEMENT OF MERGER

                                      among

                         COCA-COLA FEMSA, S.A. DE C.V.,

                                MIDTOWN SUB, INC.

                                       and

                           PANAMERICAN BEVERAGES, INC.

                              Dated as of 22, 2002

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Article I THE MERGER...........................................................1

         Section 1.01.         The Merger......................................1

         Section 1.02.         Effective Time..................................1

         Section 1.03.         Closing of the Merger...........................2

         Section 1.04.         Effects of the Merger...........................2

         Section 1.05.         Surviving Corporation Articles of Incorporation

                                 and By-laws...................................2

         Section 1.06.         Directors.......................................2

         Section 1.07.         Officers........................................2

Article II CONVERSION OF SECURITIES............................................3

         Section 2.01.         Conversion of Securities........................3

         Section 2.02.         Stock Options; Restricted Stock.................4

         Section 2.03.         Exchange of Company Certificates................5

         Section 2.04.         No Further Ownership Rights in Company Stock....6

         Section 2.05.         Termination of the Exchange Fund................7

         Section 2.06.         No Liability....................................7

         Section 2.07.         Investment of Exchange Fund.....................7

         Section 2.08.         Lost Company Certificates.......................7

         Section 2.09.         Withholding Rights..............................7

         Section 2.10.         Further Assurances..............................8

         Section 2.11.         Stock Transfer Books............................8

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................8

         Section 3.01.         Organization and Qualification; Subsidiaries....8

         Section 3.02.         Capitalization of the Company and Its

                                 Subsidiaries..................................9

         Section 3.03.         Authority Relative to This Agreement...........11

         Section 3.04.         SEC Reports; Financial Statements..............12

         Section 3.05.         Accounting Matters and Internal Controls.......13

         Section 3.06.         No Undisclosed Liabilities.....................14

         Section 3.07.         Absence of Changes.............................14

         Section 3.08.         Information Supplied...........................16

         Section 3.09.         Consents and Approvals; No Violations..........16

         Section 3.10.         No Default.....................................17

         Section 3.11.         Assets.........................................17

         Section 3.12.         Litigation.....................................17

         Section 3.13.         Company Permits; Compliance with Applicable

                                 Laws.........................................18

         Section 3.14.         Employee Benefit Plans; ERISA..................18

         Section 3.15.         Labor Matters..................................21

         Section 3.16.         Environmental Matters..........................21

         Section 3.17.         Taxes..........................................22

         Section 3.18.         Absence of Questionable Payments...............23

         Section 3.19.         Material Contracts.............................23

         Section 3.20.         Insurance Matters..............................24

         Section 3.21.         Intellectual Property..........................24

         Section 3.22.         Related Party Transactions.....................25

         Section 3.23.         Advisors.......................................25

         Section 3.24.         Brokers........................................25

         Section 3.25.         Takeover Statutes, etc.........................25

Article IV REPRESENTATIONS AND WARRANTIES OF PARENT...........................26

         Section 4.01.         Organization...................................26

         Section 4.02.         Authority Relative to This Agreement...........26

         Section 4.03.         Consents and Approvals; No Violation...........27

         Section 4.04.         Information Supplied...........................28

         Section 4.05.         Ownership of Company Stock.....................28

         Section 4.06.         Litigation.....................................28

         Section 4.07.         Commitment Letter..............................28

         Section 4.08.         Brokers........................................29

Article V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............29

         Section 5.01.         Organization...................................29

         Section 5.02.         Authority Relative to This Agreement...........29

         Section 5.03.         Interim Operations of Sub......................29

Article VI COVENANTS RELATED TO CONDUCT OF BUSINESS...........................30

         Section 6.01.         Conduct of Business of the Company.............30

         Section 6.02.         Access to Information..........................34

         Section 6.03.         Parent Covenants...............................35

Article VII ADDITIONAL AGREEMENTS.............................................36

         Section 7.01.         Preparation of the Proxy Statement.............36

         Section 7.02.         Board Actions and Stockholders Meetings........36

         Section 7.03.         Reasonable Best Efforts........................36

         Section 7.04.         Acquisition Proposals..........................38

         Section 7.05.         Public Announcements...........................40

         Section 7.06.         Indemnification; Directors' and Officers'

                                 Insurance....................................41

         Section 7.07.         Notification of Certain Matters................41

         Section 7.08.         SEC Filings....................................42

         Section 7.09.         Fees and Expenses..............................42

         Section 7.10.         Antitakeover Statutes..........................42

         Section 7.11.         Director Resignations..........................43

         Section 7.12.         Employee Matters...............................43

         Section 7.13.         Financing......................................44

         Section 7.14.         Standstill.....................................44

Article VIII CONDITIONS TO CONSUMMATION OF THE MERGER.........................44

         Section 8.01.         Conditions to Each Party's Obligations to

                                 Effect the Merger............................44

         Section 8.02.         Conditions to the Obligations of Parent and

                                 Merger Sub...................................45

         Section 8.03.         Conditions to the Obligations of the Company...47

Article IX TERMINATION; AMENDMENT; WAIVER.....................................48

         Section 9.01.         Termination by Mutual Agreement................48

         Section 9.02.         Termination by Either Parent or the Company....48

         Section 9.03.         Termination by the Company.....................48

         Section 9.04.         Termination by Parent..........................49

         Section 9.05.         Effect of Termination and Abandonment..........49

         Section 9.06.         Amendment......................................51

         Section 9.07.         Extension; Waiver..............................51

Article X MISCELLANEOUS.......................................................52

         Section 10.01.        Nonsurvival of Representations and Warranties..52

         Section 10.02.        Entire Agreement; Assignment...................52

         Section 10.03.        Notices........................................52

         Section 10.04.        Governing Law..................................53

         Section 10.05.        Descriptive Headings...........................53

         Section 10.06.        Parties in Interest............................53

         Section 10.07.        Severability...................................54

         Section 10.08.        Enforcement; Jurisdiction......................54

         Section 10.09.        Counterparts...................................54

         Section 10.10.        Interpretation.................................54

         Section 10.11.        Definitions....................................55

                              AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER, dated as of December 22, 2002 (this"Agreement"), is among Coca-Cola Femsa, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Parent"), Midtown Sub, Inc., a corporation organized under the laws of the Republic of Panama and a wholly owned subsidiary of Parent ("Merger Sub"), and Panamerican Beverages, Inc., a corporation organized under the laws of the Republic of Panama (the "Company" and, together with Parent and Merger Sub, the "Parties").

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.01), are advisable and fair to, and in the best interests of, the respective stockholders of their companies;

     WHEREAS, in order to induce Parent and Merger Sub to enter into this Agreement, and as a condition to their doing so, simultaneously with the execution and delivery of this Agreement, (a) Parent and the Company are entering into Stockholder Agreements with each of The Coca-Cola Company, a Delaware corporation ("TCCC"), and certain Subsidiaries of TCCC and with the voting trust (the "Trust") established pursuant to the Voting Trust Agreement (the "Voting Trust Agreement") for certain shares of the Company Class B Stock (as defined in Section 3.02(a)), amended and restated as of July 15, 1993 and further amended on the date hereof as set forth below, and certain participants in the Trust (each, a "Stockholder Agreement" and collectively with the Voting Trust Amendment, the "Stockholder Agreements") pursuant to which each such stockholder or participant ("Stockholder") is agreeing, among other things, to vote or cause to be voted in favor of the Merger all shares of Company stock beneficially owned by such stockholder in accordance with and subject to the terms set forth in the applicable Stockholder Agreement and (b) the Voting Trust Agreement is being amended by the requisite participants in the Trust (the "Voting Trust Amendment"); and

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                   Article I

                                   THE MERGER

     Section 1.01. The Merger. At the Effective Time (as defined in Section 1.02), upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the Republic of Panama ("Panama Law"), Merger Sub shall be merged with and into the Company (the "Merger"), whereupon the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Merger Sub shall cease.

     Section 1.02. Effective Time. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing a certificate of merger and other appropriate documents complying with Panama Law with the

Public Registry Office of the Republic of Panama (the "Certificate of Merger"). Such Certificate of Merger shall provide that the Merger becomes effective at the time that is the equivalent in the Republic of Panama to 5:00 p.m. New York time on the Closing Date. The Merger shall become effective at such time as so provided in the Certificate of Merger (the "Effective Time").

     Section 1.03. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by Parent, which shall be no later than the third Business Day (as defined in Section 10.11(d)) (or such longer period of time as may be required in connection with the drawdown on the Commitments (as defined in Section 4.07) at Closing, but in no event later than the fifth Business Day) after satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, unless another time, date or place is agreed to in writing by the Parties.

     Section 1.04. Effects of the Merger. From and after the Effective Time, the Merger shall have the effects provided under Panama Law and the Surviving Corporation shall possess all the rights, powers, privileges and franchises, and be subject to all of the obligations, liabilities, restrictions and disabilities, of Target and Merger Sub, all as provided under Panama Law.

     Section 1.05. Surviving Corporation Articles of Incorporation and By-laws. The articles of incorporation of Merger Sub, substantially in the form attached hereto as Exhibit A, in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation, until amended in accordance with such articles of incorporation and Panama Law. The by-laws of Merger Sub, substantially in the form attached hereto as Exhibit B, in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, until amended in accordance with such by-laws, the Surviving Corporation's articles of incorporation and Panama Law.

     Section 1.06. Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

     Section 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

                                   Article II

                            CONVERSION OF SECURITIES

     Section 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or any holder of any securities of the Company or Merger Sub:

          (a) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation.

          (b) Each share of Company Stock that is held by the Company as treasury stock or otherwise, or by Parent or Merger Sub or by any subsidiary of Parent or Merger Sub, shall automatically be canceled and cease to exist without any conversion thereof, and no consideration shall be delivered or deliverable with respect thereto.

          (c) Each issued and outstanding share of Company Stock (other than shares of Company Stock to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive:

          (i) U.S.$22.00 in cash for each share of Company Class A Stock (as defined in Section 3.02(a)) (the "Class A Cash Consideration");

          (ii) U.S.$38.00 in cash for each share of Company Class B Stock (as defined in Section 3.02(a)) (the "Class B Cash Consideration" and, together with the Class A Cash Consideration, the "Cash Consideration"); and

          (iii) in accordance with Section 2.03, one or more Promissory Notes (as defined in Section 2.03) that, in the aggregate, entitle the holders thereof (which holders shall be restricted to one or more of TCCC and its designated Affiliates) to subscribe to 304,045,678 validly issued, fully paid and nonassessable Series D shares of Parent, no par value (the "Parent Series D Shares"), for all outstanding shares of Class C Preferred Stock of the Company, U.S. $.01 par value (the "Company Class C Stock") and the aggregate number of issued and outstanding shares of Class D Preferred Stock of the Company, U.S. $.01 par value ("Company Class D Stock") issued pursuant to the Stockholder Agreement with TCCC and certain Subsidiaries of TCCC (the "TCCC Stockholders Agreement"), (such consideration, the "TCCC Consideration" and, together with the Cash Consideration, the "Merger Consideration").

          (iv) If, between the date of this Agreement and the Effective Time, the outstanding Parent Series D Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if Parent pays any extraordinary dividend or distribution or pays any dividend or distribution in kind, then the TCCC Consideration shall be appropriately adjusted to provide the holders of Promissory Notes with the same economic effect as contemplated prior thereto.

     Section 2.02. Stock Options; Restricted Stock. (a) Prior to the Effective Time, the Company shall take all action necessary to cancel, effective immediately prior to the Effective Time, each option to purchase shares of Company Stock granted under the Company's Equity Incentive Plan, the Company's Stock Option Plan for Non-Employee Directors, the Stock Option Agreement of Mr. Cooling, dated November 10, 2000, and the Stock Option Agreement of Mr. Schimberg, dated November 10, 2000 (collectively, the "Company Stock Plans"), whether vested or unvested, that is outstanding immediately prior to the Effective Time (each, a "Company Stock Option"), with the holder thereof becoming entitled to receive an amount in cash (less any applicable income or employment tax withholding) per share of Company Stock subject to such Company Stock Option equal to the excess, if any, of (i) the Class A Cash Consideration over (ii) the exercise price per share of such Company Stock Option, and shall have no further rights with respect to any such Company Stock Option. Parent shall cause the Surviving Corporation to pay all amounts payable pursuant to this Section 2.02(a) as soon as possible but in any event no later than the second business day following the Effective Time.

          (b) Each share of Company Class A Stock held by Mr. Cooling and Mr. Schimberg (the "Restricted Shareholders") that are subject to the restrictions set forth in the Restricted Stock Agreements (as defined below) as of the Effective Time (after giving effect to the vesting of a portion of such shares at the Effective Time) shall be converted into the right to receive Class A Cash Consideration and the Class A Cash Consideration to be received upon surrender of the Company Certificates representing such shares of Company Class A Stock to the Paying Agent in accordance with Section 2.03 shall be deposited into escrow. 31.03% of such Class A Consideration held in escrow for the benefit of each Restricted Shareholder shall be released to such Restricted Shareholder in the event the Average Closing Price (as defined below) equals or exceeds 110.22% of the Initial Price (as defined below) on or before November 10, 2005 and any and all Class A Consideration held in escrow for the benefit of such Restricted Shareholder shall be released to such Restricted Shareholder in the event the Average Closing Price equals or exceeds 132.95% of the Initial Price on or before November 10, 2006. The Restricted Shareholders shall forfeit any of the Class A Cash Consideration remaining in escrow after November 10, 2006 and such amount shall be released to Parent. The "Initial Price" shall mean the Average Closing Price as of the Closing Date. The "Average Closing Price" with respect to any day shall mean the average closing price of the Parent's ADS over the 15 consecutive trading days immediately preceding such day using the closing prices for the Parent's ADS reported in The Wall Street Journal's New York Stock Exchange Composite Transactions. The "Restricted Stock Agreements" shall mean the Restricted Stock Agreement between the Company and Mr. Schimberg dated November 10, 2000 and amended as of March 6, 2002 and the Restricted Stock Agreement between the Company and Mr. Cooling dated November 10, 2000 and amended as of March 6, 2002.

          (c) Prior to the Effective Time, the Company shall make any amendments to the terms of such Company Stock Plans and any related stock option agreements and the Restricted Stock Agreements that are necessary to give effect to the transactions contemplated by this Section 2.02.

     Section 2.03. Exchange of Company Certificates. (a) Prior to the Effective Time, Parent shall deliver to Merger Sub one or more promissory notes (the "Promissory Notes") with an aggregate principal amount equal to U.S.$673,765,224.

          (b) After the Effective Time, Parent shall cause the Surviving Corporation to deliver the Promissory Notes to the holders of the Company Class C Stock and the Company Class D Stock immediately upon such holders' surrender to the Surviving Corporation of the certificates evidencing such shares of Company Class C Stock and Company Class D Stock. Immediately upon surrender of the Promissory Notes for cancellation to Parent, the surrendering shareholders (which shall be restricted to one or more of TCCC and its designated Affiliates) shall receive from Parent (and Parent shall deliver), subject to Section 2.01(c)(iv), 304,045,678 Parent Series D Shares. Upon the surrender of the Promissory Notes, the Parent Series D Shares shall be delivered in certificated form and shall, unless not required under applicable securities Laws (as defined in Section 3.10), be stamped or otherwise imprinted with a legend in the following form:

          (i) The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except pursuant to an effective registration statement or pursuant to an exemption from registration under such Act and in compliance with all other applicable securities laws.

          (ii) The shares represented by this certificate are subject to restrictions on transfer, certain other restrictions, certain rights of the shareholders of the Company to purchase such shares and certain other rights the terms and conditions of which are set forth in the Company's By-Laws [for definitive certificates, add the following:

               reproduced on the reverse of this certificate] and the Service Agreement, dated June 21, 1993, between the Company and the Trustee Division of Banca Serfin, S.A. and the Shareholders Agreement dated as of June 21, 1993, as such Agreements may have been amended. No transfer of such shares will be made on the stock register of the Corporation unless accompanied by evidence of compliance with the terms of such By-Laws and Agreements.

     No certificates or scrip representing fractional Parent Series D Shares or book-entry credit of the same shall be issued upon cancellation of any Promissory Notes. Any holder of a Promissory Note who would otherwise be entitled to receive a fraction of a Parent

     Series D Share shall, in lieu of such fraction of a share and upon surrender of such holder's Promissory Note(s), be paid an amount in cash (without interest) equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by U.S.$2.22.

          (c) Prior to the Effective Time, Parent shall deliver to Merger Sub cash equal to the aggregate Cash Consideration and shall designate a bank or trust company reasonably acceptable to the Company, to act as an agent (the "Paying Agent") for the payment of the Cash Consideration in accordance with Sections 2.01(c)(i) and 2.01(c)(ii) upon surrender of certificates formerly representing shares of Company Class A Stock and Company Class B Stock (the "Company Certificates"). Parent shall take all steps necessary to enable, and shall cause, the Surviving Corporation to deliver to the Paying Agent for the benefit of the holders of the Company Certificates immediately following the Effective Time cash sufficient to pay the aggregate Cash Consideration (such cash being referred to hereinafter as the "Exchange Fund").

          (d) Promptly following the Effective Time but in no event later than five days thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Company Certificate (i) a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the shares of Company Stock shall pass, only upon proper delivery of the Company Certificates to the Paying Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify (the "Letter of Transmittal"),
     (ii) instructions for effecting the surrender of such shares of Company Class A Stock and Company Class B Stock in exchange for the Cash Consideration, and (iii) applicable tax forms with respect to withholding any amounts from the Cash Consideration. Upon surrender of a Company Certificate to the Paying Agent together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash which the Company Class A Stock or Company Class B Stock formerly represented by such Certificate shall have converted into pursuant to Section 2.01. No interest will be paid or will accrue on the Cash Consideration. In the event of a transfer of ownership of shares of Company Class A Stock which are not registered in the transfer records of the Company, a check for the Class A Cash Consideration may be issued with respect to such shares of Company Class A Stock to such a transferee if the Company Certificate representing such Company Class A Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     Section 2.04. No Further Ownership Rights in Company Stock. All Promissory Notes issued and cash paid upon conversion of shares of Company Stock in accordance with the terms of this Article II shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to shares of Company Stock. Until surrendered as contemplated by this Article II, each Company Certificate and each certificate representing Company Class C Stock and Company Class D Stock shall be deemed at any time after the

Effective Time to represent only the right to receive upon such surrender (i) the Class A Cash Consideration, (ii) the Class B Cash Consideration or (iii) the TCCC Consideration. All shares of Company Stock when so converted into the right to receive the Merger Consideration shall no longer be outstanding and shall be canceled and retired.

     Section 2.05. Termination of the Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Certificates six months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent and any holders of Company Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger Consideration with respect to the shares of Company Stock formerly represented thereby to which such holders are entitled pursuant to Section 2.01 as general creditors of the Surviving Corporation and Parent.

     Section 2.06. No Liability. None of Parent, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Certificates or certificates representing Company Class C Stock or Company Class D Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to, or become the property of, any Governmental Entity (as defined in Section 3.09(a)), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

     Section 2.07. Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation. If for any reason (including losses) the Exchange Fund is inadequate to pay the aggregate Cash Consideration payable hereunder, Parent and the Surviving Corporation shall in any event, subject to Section 2.06 (No Liability), be liable for payment thereof. The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement.

     Section 2.08. Lost Company Certificates. If any Company Certificate or certificate representing Company Class C Stock or Company Class D Stock shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate or certificate representing Company Class C Stock or Company Class D Stock to be lost, stolen, defaced or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Company Certificate or certificate representing Company Class C Stock or Company Class D Stock, the Paying Agent or Merger Sub, as the case may be, will deliver in exchange for such lost, stolen, defaced or destroyed Company Certificate or certificate representing Company Class C Stock or Company Class D Stock the applicable Merger Consideration with respect to the shares of Company Stock formerly represented thereby in each case, pursuant to this Agreement.

     Section 2.09. Withholding Rights. Each of the Paying Agent, Surviving Corporation and Parent shall be entitled to deduct and withhold (x) from the Cash Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Stock or Restricted Company Stock and (y) from any amount otherwise payable with respect to any Company Stock Options pursuant to Section 2.02, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 10.11(e)) and the rules and regulations promulgated thereunder, or any provision of state, local or non-U.S. tax Law. To the extent that amounts are so withheld and paid over to or deposited with the appropriate taxing authority by the Paying Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Stock, Restricted Company Stock or Company Stock Options in respect to which such deduction and withholding was made by the Paying Agent, the Surviving Corporation or Parent, as the case may be.

     Section 2.10. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets deemed acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     Section 2.11. Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company. If, after the Effective Time, any certificates formerly representing Company Stock entitled to convert into the right to receive Merger Consideration pursuant to Section 2.01 are presented to the Surviving Corporation or Paying Agent for any reason, such certificates shall be canceled and exchanged as provided in this Article II.

                                  Article III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth (i) in the Company SEC Reports (as defined in Section 3.04(a)); (ii) in the section of the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter") that specifically relates to the correspondingly numbered Section and subsection of this Article III or (iii) in any other section of the Company Disclosure Letter to the extent that the relation between the disclosure and the numbered Section and subsection of this Article III is reasonably apparent on the face of such disclosure, the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

     Section 3.01. Organization and Qualification; Subsidiaries. (a) The Company and each of its Significant Subsidiaries (as defined in Section 10.11(h)) is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and, except to the extent it has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 10.11(f)) on the Company, the Company and each of its Subsidiaries have all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted.

          (b) Section 3.01(b)(i) of the Company Disclosure Letter sets forth a list of all Subsidiaries of the Company that would be required to be listed in accordance with paragraph (b)(21) of Item 601 of Regulation S-K of the U.S. Securities and Exchange Commission (the "SEC") in an exhibit to an annual report on Form 10-K filed by the Company with the SEC, assuming the fiscal year covered by such report ended on the date of this Agreement (determined by reference to the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2001). Except for the Subsidiaries of the Company as of the date of this Agreement, the Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock, voting security or ownership interest of any other entity or any other investment in any other entity.

          (c) The Company and each of its Significant Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (d) The Company has heretofore delivered or made available to Parent accurate and complete copies of the articles or certificate of incorporation and by-laws or other similar organizational documents, as currently in effect, of the Company and each of its Significant Subsidiaries. The Company Organizational Documents (as defined in Section 3.03) constitute the most recently amended articles of incorporation and by-laws of the Company and are in full force and effect.

     Section 3.02. Capitalization of the Company and Its Subsidiaries. (a) The authorized capital stock of the Company consists of (i) 500,000,000 shares of Class A Common Stock of the Company, U.S. $.01 par value (the "Company Class A Stock"), (ii) 50,000,000 shares of Class B Common Stock of the Company, U.S. $.01 par value (the "Company Class B Stock") and (iii) 50,000,000 shares of Preferred Stock of the Company, U.S.$.01 par value (the "Company Preferred Stock"). As of December 17, 2002 (the "Company Capitalization Date") (i) 111,383,710 shares of Company Class A Stock, 8,659,814 shares of Company Class B Stock and 2 shares of Company Preferred Stock were issued and outstanding, of which 466,667 shares of Company Class A Stock remain subject to restrictions under the Restricted Stock Agreements; (ii)(x) 7,602,884 shares of Company Class A Stock were subject to outstanding Company Stock Options (with a weighted average exercise price of U.S.$16.05) and (y) if all Company Stock Options with an exercise price at or above U.S.$22 per share are excluded, 6,975,440 shares of Company Class A Stock were subject to outstanding Company Stock Options (with a weighted average exercise price of U.S.$15.03) and 6,496,302 shares of Company Class A Stock remain in reserve available for issuance under the Company Stock Plans; and (iii) 26,057,108 shares of Company Class A Stock and 2,377,897 shares of Company Class B Stock were issued and held in the treasury of the Company. All the outstanding shares of Company Stock are (and the shares of Company Stock issued (A) to Subsidiaries of TCCC pursuant to the TCCC Stockholders Agreement and (B) as a result of exercise, if any, prior to the Effective Time of outstanding Company Stock Options described in the first sentence of this Section 3.02(a) will be, when issued in accordance with the terms thereof) duly authorized, validly issued, fully paid and non-assessable. From the Company Capitalization Date to the date hereof, there have been no issuances of shares of the capital stock or other securities of the Company or of options, warrants and rights with respect to shares of Company Stock or other securities of the Company, other than the issuance of shares of (A) Company Class A Stock pursuant to the exercise of Company Stock Options outstanding on the Company Capitalization Date and (B) upon conversion of the Company Class B Stock into Company Class A Stock in manner that both (x) is permitted pursuant to the Company Organizational Documents (as defined in Section 3.03(b)) and (y) has not caused the number of outstanding shares of Company Class B Stock to be below the number that would cause all outstanding shares of Company Class B Stock to automatically convert into Company Class A Stock pursuant to Article 4 - Powers and Rights of the Class A Common Stock and the Class B Common Stock of the Restatement of Articles of Incorporation of the Company, dated as of May 12, 2000 (the "Company Articles"). Except as set forth above, as of the date of this Agreement, (1) there are no shares of capital stock of the Company authorized, issued or outstanding, (2) there are no authorized or outstanding options, warrants, restricted shares, calls, preemptive rights, stock appreciation rights, subscriptions or other rights, agreements, arrangements or commitments of any character (whether or not conditional) relating to the issued or unissued capital stock of the Company or any of its Significant Subsidiaries, obligating the Company or any of its Significant Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any additional shares of capital stock or other equity interest in the Company or any of its Significant Subsidiaries or securities convertible into, or exchangeable for, such shares or equity interests, or obligating the Company or any of its Significant Subsidiaries to grant, extend or enter into any such option, warrant, restricted stock, call, subscription, preemptive right, stock appreciation right or other right, agreement, arrangement or commitment, and (3) there are no outstanding contractual obligations of the Company or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Stock or other capital stock of the Company or any of its Significant Subsidiaries, or to make any payments based on the market price or value of shares or other capital stock of the Company or its Significant Subsidiaries, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity other than loans to Subsidiaries in the ordinary course of business. Section 3.02(a) of the Company Disclosure Letter sets forth a complete and correct list of all stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound, in each case, relating to the voting of any shares of the capital stock of the Company or its Significant Subsidiaries.

          (b) All of the outstanding capital stock of the Company's Significant Subsidiaries is owned by the Company. All of the capital stock of the Company's Significant Subsidiaries owned by the Company, directly or indirectly, is so owned free and clear of any Lien (as defined below). None of the Company's Subsidiaries owns any capital stock of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest, preemptive right, contractual restriction on voting or transfer (including irrevocable proxy grants) or encumbrance of any kind in respect of such asset.

          (c) Except with respect to the Merger, the Company Board has not determined that any transfer that would result in a Person having the Beneficial Ownership of 10% or more of the issued and outstanding Company Class A Stock is permissible under Article 14 - Limitations on Acquisition and Transfer of Shares of Class A Common Stock of the Company Articles.

     Section 3.03. Authority Relative to This Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and each Stockholder Agreement to which it is a party and to consummate the transactions contemplated hereby or by such Stockholder Agreement (other than, with respect to the consummation of the agreement of merger contained in this Agreement, the Required Company Votes (as defined in Section 3.03(b)). The Board of Directors of the Company (the "Company Board") has duly and validly authorized the execution, delivery and performance by the Company of this Agreement and each such Stockholder Agreement and approved the consummation by the Company of the transactions contemplated hereby or by each such Stockholder Agreement, and taken all corporate actions required to be taken by the Company Board for the execution, delivery and performance of this Agreement and each such Stockholder Agreement and the consummation of the transactions, including the Merger, contemplated hereby and each such Stockholder Agreement, and has by resolution (i) approved, and declared advisable, the agreement of merger contained within this Agreement; (ii) determined that such transactions are advisable and fair to, and in the best interests of, the Company's stockholders, other than TCCC and its Subsidiaries; (iii) proposed, for the approval of the holders of Company Class B Stock, that the holders of Company Class A Stock, as a class, are asked to approve the agreement of merger contained in this Agreement (pursuant to a class vote in which the requisite approval will be the affirmative vote of a simple majority of the shares of Company Class A Stock that are present or represented by proxy at the meeting and the quorum will be a simple majority of the issued and outstanding shares of Company Class A Stock) and recommended that the holders of Company Class B Stock approve that the holders of the Company Class A Stock are asked to approve the agreement of merger contained in this Agreement; (iv) recommended that the stockholders of the Company approve and adopt such agreement of merger; (v) authorized the issuance of Company Class D Stock required pursuant to the TCCC Stockholders Agreement and Section 7.02, in an amount and pursuant to the terms specified in the certificate of designations relating thereto; (vi) duly determined that the execution, delivery and performance of this Agreement and the Stockholder Agreements and the consummation of the transactions, including the Merger, contemplated by this Agreement and by the Stockholder Agreements is permissible under Article 14 - Limitations on Acquisition and Transfer of Shares of Class A Common Stock of the Company Articles; and (vii) waived any first offer or refusal rights, veto rights or other similar rights to which the Company may be entitled with respect to the transfer of Company Stock by any Person in connection with or related to the execution, delivery and performance of this Agreement and the Stockholder Agreements or the transactions contemplated by this Agreement, including the Merger, or any Stockholder Agreement to which it is a party. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Stockholder Agreements or to consummate the transactions contemplated hereby or thereby (other than, with respect to the consummation of the agreement of merger contained within this

Agreement, the Required Company Votes). All resolutions of the Company Board described above were approved by all directors other than Mr. Fayard (who did not participate) and Mr. Schimberg (who abstained). In addition, with respect to a resolution to determine that the agreement of merger contained in this Agreement and the other transactions contemplated hereby are advisable and fair to, and in the best interests of, the holders of the Company Class A Stock, other than TCCC and its Subsidiaries, all directors (other than Mr. Fayard (who did not participate), Mr. Schimberg (who abstained) and all other directors who hold shares of Company Class B Stock (who abstained)) voted in favor. This Agreement and the Stockholder Agreements to which the Company is a party have been duly and validly executed and delivered by the Company and constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with their terms.

          (b) The Company Board has directed that the agreement of merger contained within this Agreement and the approval of a vote by the holders of Company Class A Stock on the agreement of merger contained in this Agreement as contemplated in clause (iii) of Section 3.03(a) be submitted to the stockholders of the Company entitled to vote thereon for their approval at a meeting to be held for that purpose. At such meeting, the affirmative votes of the holders of a majority of the outstanding Company Class B Stock and the approval of this Agreement and the Merger by the holders of all outstanding shares of Company Class C Stock (together, the "Required Company Votes") are the only votes of the holders of any class or series of capital stock of the Company necessary to adopt the agreement of merger contained within this Agreement and to ask the holders of the Company Class A Stock to approve the agreement of merger contained in this Agreement. No other vote or approval of the stockholders of the Company is required by Panama Law or the Company Articles and the Amended and Restated By-Laws of the Company, dated as of May 3, 2002 (together with the Company Articles, each as currently in effect, the "Company Organizational Documents"), in order for the Company to approve and adopt the agreement of merger contained within this Agreement, and to ask the holders of the Company Class A Stock to approve the agreement of merger contained in this Agreement, or to consummate the transactions contemplated hereby or by any Stockholder Agreement.

          (c) The Company Board, after due inquiry and discussion, determined that Messrs. Jung, Furlan and Postl (the "Specified Directors") do not have any conflict that may impair their judgment with respect to the approval of the resolution described in the penultimate sentence of Section 3.03(a). In approving the transactions contemplated by this Agreement, the Company Board took into account discussions between the Specified Directors and major holders of shares of Company Class B Stock (other than TCCC and its Subsidiaries) regarding the allocation of the Cash Consideration between the shares of Company Class A Stock and the shares of Company Class B Stock.

     Section 3.04. SEC Reports; Financial Statements. (a) The Company has timely filed all forms, reports, certifications and documents required to be filed by the Company pursuant to Section 13(a), 14(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the rules and regulations promulgated thereunder, including Regulations 13A, 14A and 14C and Rules 15d-1 through 15d-21, with the SEC from and after January 1, 2000, each of which, as of its respective date (or if amended, superseded or supplemented by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with all applicable requirements of the Exchange Act, each as in effect on the dates such forms, reports, certifications and documents were filed (or if amended, superseded or supplemented by a filing prior to the date of this Agreement, then on the date of such filing). None of such forms, reports or documents, including any financial statements, exhibits or schedules included or incorporated by reference therein, contained, when filed (and, if amended, superseded or supplemented by a filing prior to the date of this Agreement, then on the date of such filing), any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2000, no Subsidiary of the Company has filed, or has been required to file, any form, report or other document with the SEC. Prior to the date of this Agreement, the Company has not filed and has not been required to file any proxy or information statement with the SEC. The Company has heretofore delivered or made available to Parent, in the form filed with the SEC (including any amendments thereto),
(i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and (ii) all other forms, reports, certifications and documents filed by the Company with the SEC from and after January 1, 2002, and prior to the date hereof (such forms, reports, certifications and documents referred to in clauses
(i) or (ii) above, the "Company SEC Reports").

          (b) As of its filing date (and, if amended, superseded or supplemented by a filing prior to the date of this Agreement, then the date of such filing), the consolidated financial statements (including the related notes) of the Company included (or incorporated by reference) in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared, in conformity with U.S. generally accepted accounting principles ("U.S. GAAP") (except, in the case of unaudited interim financial statements, as permitted by the rules and regulations of the SEC), applied on a consistent basis (except as specifically indicated in the notes thereto), and on that basis fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments).

     Section 3.05. Accounting Matters and Internal Controls. (a) Since January 1, 2001, the Company has not received written notice from the SEC or any other Governmental Entity that any of its accounting policies or practices are the subject of any review, inquiry, investigation or challenge by the SEC or other Governmental Entity.

          (b) The Company's disclosure controls and procedures (as defined in Rule 13a-14(c) and Rule 15d-14(c) under the Exchange Act) are effective, in all material respects, to ensure that information required to be disclosed about the Company and its Subsidiaries in the Company's periodic reports under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officers as appropriate, to allow timely decisions regarding required disclosure.

     Section 3.06. No Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities or obligations of any nature, whether or not accrued, absolute, contingent, liquidated or unliquidated or otherwise, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet of the Company and its Subsidiaries under U.S. GAAP, except liabilities or obligations incurred since September 30, 2002 in the ordinary course of business consistent with past practice and except for liabilities or obligations, which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     Section 3.07. Absence of Changes. Except as otherwise contemplated by this Agreement, since September 30, 2002, the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practice and there has not been:

          (a) any event, occurrence or development which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

          (b) on or prior to the date of this Agreement, any declaration, setting aside or payment of any dividend or other issuance or distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition for value by the Company or any Subsidiary of any securities of the Company or of any of its Subsidiaries, other than (i) the ordinary quarterly cash dividend with respect to Company Stock; (ii) repurchases by the Company of Company Class A Stock in accordance with its share repurchase program; (iii) issuance of any Company Class A Stock upon conversion of Company Class B Stock into Company Class A Stock permitted pursuant to the Company Organizational Documents; and (iv) in connection with the exercise of any Company Stock Option upon vesting or the forfeiture of Restricted Stock upon a lapse;

          (c) on or prior to the date of this Agreement, any material amendment of (or agreement to amend) any term of any outstanding equity, equity-linked or convertible security or any bonds or debentures of the Company or any Significant Subsidiary;

          (d) on or prior to the date of this Agreement, except for incurrences of indebtedness for borrowed money individually not in excess of U.S.$500,000 and in the aggregate not in excess of U.S.$2 million, (i) any incurrence or assumption (or agreement to incur or assume) by the Company or any Subsidiary of any indebtedness for borrowed money or (ii) any guarantee, endorsement or other incurrence or assumption of (or agreement to guarantee, endorse, incur or assume) liability (whether directly, contingently or otherwise) by the Company or any Subsidiary for the obligations of any other Person (other than any wholly owned Subsidiary (as defined in Section 10.11(j)) of the Company);

          (e) on or prior to the date of this Agreement, any creation or assumption by the Company or any Subsidiary of any material Lien on any material asset of the Company or any Subsidiary other than in the ordinary course of business consistent with past practice;

          (f) on or prior to the date of this Agreement, any making of any loan, advance or capital contribution to, or investment (except for an aggregate amount not in excess of U.S.$2 million) in any Person by, the Company or any Subsidiary other than loans, advances or capital contributions to, or investments in wholly owned Subsidiaries of, the Company;

          (g) on or prior to the date of this Agreement, (i) any contract or agreement entered into by the Company or any Subsidiary relating to any material acquisition or disposition of any assets or business; or (ii) any modification, amendment, assignment, termination or relinquishment by the Company or any Subsidiary of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

          (h) on or prior to the date of this Agreement, any change in any method of accounting or accounting principles or practice by the Company or any Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except for any such change required by reason of a change in U.S. GAAP or applicable law; or

          (i) on or prior to the date of this Agreement, except (i) for normal increases in compensation in the ordinary course of business consistent with past practice, (ii) as required by applicable Law, or (iii) to satisfy contractual obligations existing prior to September 30, 2002 under any Company Plan (as defined in Section 3.14), any (A) grant of any severance or termination pay to any director or officer or any employee with annual base compensation in excess of U.S.$75,000, of the Company or any of its Subsidiaries; (B) entering into any written employment, deferred compensation, consulting or other similar agreement (or any amendment to any such existing agreement) with any director, officer or any employee or consultant with annual base compensation in excess of U.S. $75,000 of the Company or any of its Subsidiaries; (C) increase in benefits payable under any existing severance or termination pay policies or employment agreements, with respect to any director or officer or any employee with annual base compensation in excess of U.S.$75,000; or (D) increase in compensation, bonus or other benefits payable to directors, officers, or any employees or consultants with annual base compensation in excess of U.S.$75,000, of the Company or any of its Subsidiaries; and in the case of clauses (A) through (D), there has not been any grants, new agreements or amendments to existing agreements, or increases in compensation, bonus or other benefits to employees or consultants with annual base compensation less than or equal to U.S. $75,000 that in the aggregate are material to the Company and its Subsidiaries;

          (j) on or prior to the date of this Agreement, any material increase in coverage, reduction of deductibles or similar change in terms that is materially advantageous to the insured party, pursuant to any Directors and Officers liability insurance maintained by the Company;

          (k) on or prior to the date of this Agreement, any material damage to or destruction of any material facility, or material real property whether owned, leased or otherwise occupied by the Company or its Subsidiaries, whether or not such damage or destruction is or was covered by insurance; or

          (l) on or prior to the date of this Agreement, any incurrence of capital expenditures by the Company or any of its Subsidiaries that is materially inconsistent with the capital expenditure budget included in the Company Disclosure Letter.

     Section 3.08. Information Supplied. None of the information included or incorporated by reference in the proxy statement, or the transaction statement on Schedule 13E-3 (the "Transaction Statement"), relating to the Company Stockholder Meeting to be held in connection with the Merger (including any amendments or supplements thereto) and any schedules required to be filed with the SEC in connection therewith (such proxy statement, transaction statement, the schedules thereto and information incorporated by reference therein, the "Proxy Statement") will, at the date the Proxy Statement is filed with the SEC or mailed to the Company's stockholders or at the time immediately following any amendment or supplement or at the time the Company Stockholder Meeting is held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that, the Company makes no representations regarding any information with respect to Parent or Merger Sub that is in conformity with information furnished in writing by them specifically for inclusion in the Proxy Statement. If at any time prior to the completion of the Company Stockholders Meeting, any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to the Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company. The Proxy Statement (other than portions of the Transaction Statement attributable to Parent) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     Section 3.09. Consents and Approvals; No Violations. (a) Except for filings, permits, authorizations, consents and approvals as may be required by, and other applicable requirements of, the NYSE, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities or "blue sky" Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), applicable Antitrust Law (as defined in Section 7.03(b)) and foreign investment Laws in the Federative Republic of Brazil and the United Mexican States, the filing and recordation in the Public Registry Office of the Republic of Panama of the Certificate of Merger and Certificate of Designations of the Company Class D Stock and compliance with any applicable provisions of Panama Law (collectively, the "Company Required Approvals"), no filing with or notice to, and no permit, authorization, consent or approval of, any U.S. or non-U.S. federal, national, state or local court or tribunal or administrative, governmental, quasi-governmental or regulatory body, agency or authority or securities exchange (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or any Stockholder Agreement to which it is a party or the consummation by the Company of the transactions contemplated hereby or by any such Stockholder Agreement, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (b) Neither the execution, delivery and performance of this Agreement by the Company or any Stockholder Agreement to which it is a party nor the consummation by the Company of the transactions contemplated hereby or by any such Stockholder Agreement will (i) conflict with or result in any breach of any provision of the respective articles or certificate of incorporation or by-laws (or similar governing documents) of the Company or any of its Significant Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of any obligation or the loss of any material benefit, or the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound (collectively, the "Company Agreements"), or (iii) violate any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     Section 3.10. No Default. Neither the Company nor any of its Subsidiaries is in violation of any term of (i) its articles or certificate of incorporation, by-laws or other organizational documents in any material respect, (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it or its assets or property are bound, or (iii) to the knowledge of the Company, any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity ("Law") applicable to the Company, its Subsidiaries or any of their respective properties or assets that in the case of clauses (ii) and
(iii) has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     Section 3.11. Assets. All of the material tangible assets owned or leased by the Company or any of its Subsidiaries are, in all material respects, in satisfactory operating condition for the use or uses to which they are being put, subject to ordinary wear and tear.

     Section 3.12. Litigation. There are no suits, claims, actions, proceedings or, to the knowledge of the Company, investigations pending, or, to the knowledge of the Company, suits, claims, actions, proceedings or investigations threatened against the Company or any of its Subsidiaries or any of their respective properties or assets which have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. As of the date hereof, there are no suits, claims, actions, proceedings or, to the knowledge of the Company, investigations pending, or to the knowledge of the Company, suits, claims, actions, proceedings or investigations threatened against the Company which question the validity of or in any material way challenge this Agreement or, to the knowledge of the Company, any Stockholder Agreement or any action to be taken by the Company or, to the knowledge of the Company, any

Stockholder in connection with the consummation of the transactions contemplated hereby or thereby or seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or, to the knowledge of the Company, any Stockholder Agreement. None of the Company or its Subsidiaries is subject to any outstanding order, writ, injunction or decree which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. This Section 3.12 shall not apply to matters related to Environmental Laws, which are exclusively the subject of
Section 3.16.

     Section 3.13. Company Permits; Compliance with Applicable Laws. To the knowledge of the Company, the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except where the failure to hold such permits, licenses, variances, exemptions, orders and approvals has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, the businesses of the Company and its Subsidiaries are not being conducted in violation of any Law applicable to the Company or its Subsidiaries (including (i) the Securities Act, the Exchange Act, the respective rules and regulations promulgated under these statutes or any other applicable securities Laws or stock exchange rules, and (ii) any Law regarding the terms and conditions or employment of employees, former employees, independent contractors or other labor related matters (the Laws referred to in clause (ii) being referred to herein collectively as "Labor Law")), except for violations which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, no investigation or review by any Governmental Entity (including the SEC, other securities regulatory authorities and Labor Law authorities) with respect to the Company or its Subsidiaries is pending or threatened, nor, to the knowledge of the Company, has any Governmental Entity (including the SEC, other securities regulatory authorities and Labor Law authorities) indicated an intention to conduct the same, except for those the outcome of which would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. This
Section 3.13 shall not apply to matters related to Environmental Laws, which are exclusively the subject of Section 3.16.

     Section 3.14. Employee Benefit Plans; ERISA. (a) Section 3.14(a) of the Company Disclosure Letter lists each material compensation and benefit plan, contract, policy or arrangement, including employment, severance and change in control agreements or plans and equity incentive plans maintained or contributed to, or required to be maintained or contributed to, by the Company or any of its Subsidiaries, in respect of any current or former employees, officers, directors or consultants of the Company and its Subsidiaries, including "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (individually, a "Company Plan," or collectively, the "Company Plans").

          (b) Except as would not be reasonably expected to have a Material Adverse Effect on the Company, with respect to each Company Plan other than a Company Plan maintained primarily for the benefit of individuals whose principal place of employment is outside the United States (a "U.S. Plan"), neither the Company, its Subsidiaries, nor any Person that would be considered a single employer with the Company or any of its Subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code, has, or is reasonably likely to have, any liability, whether contingent or otherwise, under Title IV (other than premium payments to the Pension Benefit Guaranty Corporation (the "PBGC") in the ordinary course which have been fully paid when due) or Section 302 of ERISA or Sections 412 or 4971 of the Code.

          (c) Except as would not be reasonably expected to have a Material Adverse Effect on the Company, to the knowledge of the Company, no event has occurred, and no circumstance exists, in connection with which the Company, its Subsidiaries or any Company Plan, directly or indirectly, would reasonably be expected to be subject to any liability under any Law applicable to any Company Plan, including without limitation ERISA or the Code.

          (d) Except as would not be reasonably expected to have a Material Adverse Effect on the Company, (i) with respect to each Company Plan, all payments due from the Company or any of its Subsidiaries to date have been timely made or have been appropriately reflected on the Company's latest audited consolidated financial statements included in the Company SEC Reports; (ii) with respect to each U.S. Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and, to the knowledge of the Company, no event or circumstance exists that (without taking into account possible administrative relief) has or is reasonably likely to adversely affect such qualification or exemption; (iii) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened with respect to such Company Plan or against the assets of any Company Plan; (iv) the Company and its Subsidiaries have complied with, and each Company Plan conforms in all respects in form and operation to, its terms and all applicable Law, including ERISA and the Code and have received all necessary approvals by any labor organization or Governmental Entity in order to be treated (for tax and other purposes) in the manner currently treated by the Company and its Subsidiaries.

          (e) Except as would not be reasonably expected to have a Material Adverse Effect on the Company, no Company Plan is under audit or is the subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other federal, state or foreign Governmental Entity, nor, to the knowledge of the Company, is any such audit or investigation pending or threatened. The Company has made available to Parent a copy of all communication since January 1, 2001 to or from the Internal Revenue Service, Department of Labor, PBGC, and any other Governmental Entity, with respect to the Company Plans, other than filings of standard forms, filings and communications required to be provided generally to Governmental Entities by employee benefit plans (except as otherwise provided in Section 3.14(i)).

          (f) The consummation of the transactions contemplated by this Agreement (alone or together with any other event) will not (i) entitle any Person to any benefit under any Company Plan; or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any Person under any Company Plan.

          (g) The Company has made available to Parent all information necessary to determine the amount of any "excess parachute payment" within the meaning of Section 280G of the Code in all material respects (based on information available as of the date hereof and reasonable assumptions) for those individuals whom the Company reasonably believes in good faith will receive excess parachute payments as a result of the consummation of the transactions contemplated by this Agreement, alone or together with any other event.

          (h) Except as would not be reasonably expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has any liability with respect to an obligation pursuant to the terms of any Company Plan to provide benefits, including death or medical benefits (whether or not insured) with respect to any Person beyond their retirement or other termination of service other than (i) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) retirement or death benefits under any employee pension benefit plan (within the meaning of ERISA, whether or not subject to ERISA), (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of the Company or its Subsidiary or (v) benefits in the nature of severance pay.

               (i) The Company has delivered or made available to Parent with respect to each Company Plan for which the following exists:

               (i) a copy of the Form 5500 (or any similar governmental or regulatory file) (including all schedules thereto) with respect to each Company Plan for the most recent plan year;

               (ii) in respect of each Company Plan for which financial
                    statements and/or actuarial reports are required to be or are otherwise prepared, the most recent copy of such financial statements or actuarial reports;

               (iii) a copy of the summary plan description, together with each summary of material modifications, required under ERISA with respect to such Company Plan in the past year, all material employee communications relating to such Company Plan, and, unless the Company Plan is embodied entirely in an insurance policy to which the Company or any of its Subsidiaries are a party, a true and complete copy of such Company Plan;

               (iv) if the Company Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement; and

               (v) the most recent determination letter received from the Internal Revenue Service with respect to each Company Plan that is intended to be a "qualified plan" under Section 401 of the Code.

          (j) With respect to each Company Plan required to be funded under applicable Law and for which financial statements are required by applicable Law, as of the date hereof there has been no material adverse change in the funded status of such Company Plan since the date of the most recent financial statements made available to Parent.

          (k) None of the Company Plans is subject to Title IV of ERISA.

          (l) Neither the Company nor any of its Subsidiaries has any announced plan or legally binding commitment to create any additional material Company Plans or to amend or modify in any material respect any existing Company Plan, other than amendments required by Law.

     Section 3.15. Labor Matters. (a)(i) None of the employees employed by the Company or any Subsidiary are represented by any labor union or other labor representative or organization, (ii) there are no contracts, arrangements, commitments or understandings with or to a labor union or other labor organization, including any collective bargaining agreements or other similar arrangements in effect with respect to such employees, (iii) there are, to the knowledge of the Company, no Persons attempting to represent or organize or purporting to represent for bargaining purposes any employees employed by the Company or any Subsidiary, (iv) to the knowledge of the Company, there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, threatened or being carried out against the Company or its Subsidiaries and since January 1, 2001, there has not been such action and (v) no grievance or arbitration or other proceeding arising out of or under any collective bargaining agreement set forth in the Company Disclosure Letter is pending or, to the Company's knowledge, threatened.

          (b) Since January 1, 2002, neither the Company nor any of its Subsidiaries have received notice of the intent of any Government Entity responsible for the enforcement of Labor Laws to conduct an investigation with respect to employees. To the Company's knowledge, no investigation with respect to employees by any Governmental Entity responsible for the enforcement of Labor Laws is in progress.

     Section 3.16. Environmental Matters. (a) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) the operations of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws and with all applicable Environmental Permits (each, as defined in Section 3.16(b)), (ii) there are no pending or, to the knowledge of the Company, threatened, actions, suits, claims or other proceedings under or pursuant to Environmental Laws against the Company or its Subsidiaries or, to the knowledge of the Company, involving any real property currently or formerly owned, operated or leased by the Company or its Subsidiaries and

(iii) the Company and its Subsidiaries are not subject to any Environmental Liabilities (as defined in Section 3.16(b)) and, to the knowledge of the Company, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or formerly owned, operated or leased by the Company or its Subsidiaries or operations thereon could reasonably be expected to result in Environmental Liabilities. The Company has made available to Parent all material Environmental Reports that are in its or any of its Significant Subsidiaries' possession and relate to the Company, its Significant Subsidiaries or their current or former respective businesses or operations.

          (b) For purposes of this Agreement:

     "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including common law) of any Governmental Entity, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health.

     "Environmental Liabilities" with respect to any Person means any and all liabilities of or relating to such Person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of such Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under applicable Environmental Laws or with respect to Hazardous Materials, and (ii) relate to actions occurring or conditions existing, on or prior to the Closing Date.

     "Environmental Permits" means any and all permits, consents, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any applicable Environmental Law.

     "Environmental Report" means any report, study, assessment, audit, or other similar document that addresses any issue of noncompliance with, or liability under, any Environmental Law that affects the Company or any of its Subsidiaries.

     "Hazardous Materials" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or would give rise to liability under any app1icable Environmental Law.

     Section 3.17. Taxes.

          (a) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) the Company and each Subsidiary has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all Tax Returns (as defined in Section 3.17(f)) required to be filed by it, and all such filed Tax Returns are true, complete and accurate in all material respects and (ii) all Taxes (as defined in Section 3.17(f)) shown to be due on such Tax Returns, or otherwise required to be paid by the Company or a Subsidiary, have been timely paid.

          (b) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; (ii) no deficiency with respect to Taxes has been proposed, asserted or assessed in writing against the Company or any Subsidiary and (iii) no Liens for Taxes exist with respect to any asset of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet due or being contested in appropriate proceedings for which adequate reserves have been established.

          (c) Neither the Company nor any of its Subsidiaries is a party to any Tax sharing agreement, Tax indemnification agreement or any other similar agreement other than customary gross-up and additional amounts provisions under debt obligations issued by the Company and its Subsidiaries.

          (d) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, no audit or other administrative or court proceedings are pending with respect to Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received.

          (e) No written claim has been made by a taxing authority in a jurisdiction where neither the Company nor any Subsidiary files Tax Returns that the Company or any Subsidiary is or may be subject to taxation in that jurisdiction.

          (f) For purposes of this Agreement:

     "Taxes" includes all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other Person and any interest, penalties and additions to Tax.

     "Tax Returns" means all federal, state, local and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

     Section 3.18. Absence of Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. To the knowledge of the Company, the Company and each of its Subsidiaries which files reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

     Section 3.19. Material Contracts. (a) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each of the Company Material Contracts (as defined in this Section 3.19) constitutes the valid and legally binding obligation of the Company or its Subsidiary, enforceable in accordance with its terms, and is in full force and effect. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, there is no default under any Company Material Contract so listed either by the Company or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the knowledge of the Company, any other party. For purposes of this Agreement, "Company Material Contract" means a contract that would be required to be filed (or incorporated by reference) by the Company with the SEC as part of an annual report on Form 10-K in accordance with paragraph (b)(10) of Item 601 of Regulation S-K of the SEC (regardless of whether such contract had been previously filed with the SEC).

          (b) Neither the Company nor any of its Subsidiaries is a party to, and none of their assets or properties is bound by, any contract that would purport to limit, curtail or restrict the ability of any Affiliate of the Surviving Corporation (other than the Surviving Corporation and its Subsidiaries) to compete in any geographic area or line of business after the Closing.

     Section 3.20. Insurance Matters. The Company and its Significant Subsidiaries maintain insurance policies issued by insurers, which, to the knowledge of the Company, are reputable and financially sound and provide coverage for the operations conducted by the Company and its Subsidiaries of a scope and coverage consistent with customary industry practice.

     Section 3.21. Intellectual Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined in this Section 3.21) used in or necessary for the conduct of its business as currently conducted by the Company; (ii) to the knowledge of the Company, the use of any Intellectual Property by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which the Company or any Subsidiary acquired the right to use any Intellectual Property;
(iii) to the knowledge of the Company, no Person is challenging or infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to the Company or its Subsidiaries; and (iv) to the knowledge of the Company neither the Company nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by the Company and its Subsidiaries and, to the knowledge of the Company, no Intellectual Property owned or licensed by the Company or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continued prosecution applications, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; know-how, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

     Section 3.22. Related Party Transactions. As of the date of this Agreement, there are no transactions, agreements or arrangements between the Company or any of its Subsidiaries and any Person that would be required to be reported by the Company as a "Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     Section 3.23. Advisors. JPMorgan Securities Inc. (the "Company Financial Advisor") has delivered to the Company Board its written opinion, dated December 20, 2002, to the effect that, as of such date, the Class A Cash Consideration is fair to the holders of Company Class A Stock, other than TCCC and its Subsidiaries, from a financial point of view (a true and correct copy of which has been furnished to Parent). Prior to the receipt of such opinion, the members of the Company Board discussed the qualifications of the Company's legal advisors and the Company Financial Advisor and their independence from Fomento Economico Mexicano, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("FEMSA"), Parent, Merger Sub, Venbottling Holdings, Inc. ("Venbottling"), TCCC and the Voting Trust and its principal beneficiaries.

     Section 3.24. Brokers. No broker, finder or investment banker (other than the Company Financial Advisor, a true, correct and complete copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates.

     Section 3.25. Takeover Statutes, etc. The Company Board, at a meeting duly called and held, duly adopted resolutions (i) accepting the declaration dated December 20, 2002 delivered to the Company Board on such date setting forth information regarding Parent, Merger Sub and other persons deemed to constitute part of the "offeror" together with the Parent and Merger Sub, the Merger, the related transactions as contemplated by this Agreement and the Stockholder Agreements, and Parent's and Merger Sub's future plans regarding the Company (the "Declaration") as satisfying the requirements of Panama Law, including Executive Decree No. 45 of December 5, 1977, as amended by Executive Decree No. 51 of July 12, 1985 (the "Decree") and (ii) determined not to deliver the Declaration to the National Securities Commission of the Republic of Panama as provided by Article 5 of the Decree with respect to a declaration deemed by a board of directors to comply with the Decree nor to submit the Declaration to approval by shareholders of the Company with the right to vote for their consideration, as permitted by Article 5-A of the Decree. Such resolutions are sufficient for the offer referred to in the Declaration to comply with the Decree, and this Agreement, the Stockholder Agreements, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreements to be legally and validly executed, perfected and consummated. To the knowledge of the Company, no other takeover statute or "moratorium", "control share", "fair price", "Affiliate transaction", "business combination" or other similar Laws and regulations of any jurisdiction to which the Company may be subject
(together with the Decree, the "Takeover Statutes") applies or purports to apply to the Company with respect to this Agreement, any Stockholder Agreement, the Merger or any other transaction contemplated hereby or thereby.

                                   Article IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth in (i) the section of the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter") that specifically relates to the correspondingly numbered Section and subsection of this Article IV or (ii) in any section of the Parent Disclosure Letter to the extent that the relation between the disclosure and the numbered Section and subsection of this Article IV is reasonably apparent on the face of the disclosure, Parent hereby represents and warrants to the Company as follows:

     Section 4.01. Organization. (a) Each of Parent and its Significant Subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and, except to the extent it has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement, has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted or proposed by Parent to be conducted.

          (b) Each of Parent and its Significant Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement.

          (c) Parent has heretofore delivered or made available to the Company accurate and complete copies of the articles of incorporation and by-laws or other similar organizational documents, as currently in effect, of each of Parent and Merger Sub.

     Section 4.02. Authority Relative to This Agreement. No vote of holders of capital stock of Parent (other than those that have occurred) is necessary to approve this Agreement, any Stockholder Agreement, the Merger or the other transactions contemplated hereby or by any Stockholder Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement and each Stockholder Agreement and to consummate the transactions contemplated hereby or by any Stockholder Agreement, including the issuance of the Parent Series D Shares to be issued in the Merger. Parent has duly and validly authorized the execution and delivery of this Agreement and each Stockholder Agreement and the consummation of the transactions contemplated hereby and by each Stockholder Agreement and has approved, in its capacity as the sole stockholder of Merger Sub, the consummation of the transactions contemplated hereby or by any Stockholder Agreement. No additional corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or any Stockholder Agreement or to consummate the transactions contemplated hereby or by any Stockholder Agreement. This Agreement and each Stockholder Agreement has been duly and validly executed and delivered by Parent and constitutes a valid, legal and binding agreement of Parent, enforceable against Parent in accordance with its terms.

     Section 4.03. Consents and Approvals; No Violation. (a) Except for filings, permits, authorizations, consents and approvals as may be required by, and other applicable requirements of, the Comision Nacional Bancaria y de Valores, the NYSE, the Bolsa Mexicana de Valores, S.A. de C.V. (the "Bolsa"), the Securities Act, the Exchange Act, state securities or "blue sky" Laws, the HSR Act, applicable Antitrust Law and foreign investment Laws in the Federative Republic of Brazil and, the United Mexican States, the filing and recordation in the Public Registry Office of the Republic of Panama of the Certificate of Merger and compliance with any applicable provisions of Panama and Mexico Law (collectively, the "Parent Required Approvals"), no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent and Merger Sub of this Agreement or any Stockholder Agreement or the consummation by Parent and Merger Sub of the transactions contemplated hereby or by any Stockholder Agreement, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or any Stockholder Agreement.

          (b) Neither the execution, delivery and performance of this Agreement or any Stockholder Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby or any Stockholder Agreement will (i) conflict with or result in any breach of any provision of the articles of incorporation or by-laws of Parent, the articles of incorporation or by-laws of Merger Sub or the comparable organizational or governance documents of any of its Significant Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of an obligation or the loss of any material benefit, or the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation ("Contract") to which Parent or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or any Stockholder Agreement or on the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated hereby or by any Stockholder Agreement.

     Section 4.04. Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is filed with the SEC or mailed to the Company's stockholders or at the time immediately following any amendment or supplement thereto or at the time the Company Stockholder Meeting is held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Transaction Statement (other than portions of the Transaction Statement attributable to the Company) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representations regarding any information with respect to the Company that is in conformity with information furnished in writing by the Company specifically for inclusion or incorporation by reference in the Transaction Statement. The information supplied by Parent or Merger Sub or any other person deemed to constitute part of the "offeror" in the Declaration, when the Declaration was delivered to the Company and on the date of this Agreement, is true, correct and complete in all material respects, and does not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein, in each case as and only to the extent required by the Decree.

     Section 4.05. Ownership of Company Stock. As of the date of this Agreement, neither Parent nor Merger Sub nor any of their respective subsidiaries "beneficially owns" any shares of Company Stock.

     Section 4.06. Litigation. As of the date hereof, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened, against Parent or any of its Subsidiaries, including Merger Sub, which questions the validity of or in any material way challenges this Agreement or any Stockholder Agreement or any action to be taken by Parent or Merger Sub in connection with the consummation of the transactions contemplated hereby or by any Stockholder Agreement or that seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or any Stockholder Agreement.

     Section 4.07. Commitment Letter. Parent has received and has furnished to the Company a true and complete copy of commitment letters containing commitments from (a) FEMSA to invest the peso equivalent of U.S.$260 million in Parent (the "FEMSA Commitment") and (b) JPMorgan Chase Bank, J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding, Inc. to make available to Parent funds pursuant to (i) two term loan facilities and (ii) a bridge loan facility ((the "Bank Commitments"), pursuant to a letter agreement dated the date hereof (the "Commitment Letter"), and together with the FEMSA Commitment, the "Commitments") and such Commitments are in full force and effect and have not been amended or rescinded. As of the Closing Date, if U.S.$2.31 billion is disbursed on and subject to the terms and conditions of the Commitments, then such disbursement shall be sufficient to permit Parent and Merger Sub to pay the aggregate Cash Consideration, to consummate the Merger in accordance with the terms of this Agreement and to perform their respective obligations under this Agreement, each Stockholder Agreement and the Commitments. To the knowledge of Parent on the date hereof (based exclusively on its conversations with the lenders under the Commitment Letter and its knowledge of the businesses of Parent and the Company (assuming the correctness of the representations and warranties of the Company set forth in Article III) as they exist as of the date hereof) and assuming satisfaction of the conditions in clauses (i) (Payment of Fees), (ii) (Execution and Delivery of Definitive Documentation), (ix) (Minimum Period for Syndication Efforts) and (x) (Clear Market During Syndication of Facilities) of paragraph 5 of the Commitment Letter, the other conditions set forth in such paragraph would be satisfied for purposes of the Commitment Letter on and as of the date hereof.

     Section 4.08. Brokers. No broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Allen & Company LLC) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their Affiliates.

                                   Article V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby represent and warrant to the Company as follows:

     Section 5.01. Organization. Merger Sub is a corporation duly organized, validly existing and in good standing under Panama Law. The authorized capital stock of Merger Sub consists of 1,000,000 shares of common stock, no par value, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

     Section 5.02. Authority Relative to This Agreement. Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement or any Stockholder Agreement and to consummate the transactions contemplated hereby or by any Stockholder Agreement. Merger Sub has duly and validly authorized the execution and delivery of this Agreement or any Stockholder Agreement and the consummation of the transactions contemplated hereby or by any Stockholder Agreement. This Agreement and each Stockholder Agreement has been duly and validly executed and delivered by Merger Sub and constitutes a valid, legal and binding agreement of Merger Sub, enforceable against Merger Sub in accordance with its terms.

     Section 5.03. Interim Operations of Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement or any Stockholder Agreement. Merger Sub has no Subsidiaries.

                                   Article VI

                    COVENANTS RELATED TO CONDUCT OF BUSINESS

     Section 6.01. Conduct of Business of the Company. Except for matters set forth in the Company Disclosure Letter or as otherwise contemplated by this Agreement or any Stockholder Agreement, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice, and shall use its commercially reasonable efforts to preserve intact its current business organizations, to keep available the services of its key employees (to the extent not inconsistent with Section 6.01(f)) and to preserve its relationships with material customers, suppliers and others having material business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or as otherwise contemplated by this Agreement or any Stockholder Agreement, from the date hereof to the Effective Time, the Company will not, and will not permit any of its Subsidiaries to, without the prior written consent of Parent, which consent, except with respect to clause (b), clause (n), clause (q) and clause (u)(ii) of this Section 6.01, will not be unreasonably withheld or delayed:

          (a) amend the Company Organizational Documents or, in the case of a Significant Subsidiary, amend its articles of incorporation or by-laws (or other similar governing instrument);

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including any stock options or stock appreciation rights) or make any payments based on the market price or value of shares or other capital stock of the Company, except for (i) the issuance or sale of shares of Company Stock pursuant to Company Stock Options outstanding on the date of this Agreement; (ii) the issuance of shares of Company Class A Stock upon the conversion of Company Class B Stock into Class A Common Stock permitted pursuant to the Company Organizational Documents and not inconsistent with Section 7.04(a)(iv); and
     (iii) the issuance, sale, transfer or delivery of stock or any other securities convertible into or exchangeable for any stock or any equity equivalents by a Subsidiary of the Company that does not reduce the Company's aggregate direct and indirect ownership of such Subsidiary;

          (c) (i) split, combine or reclassify any shares of its capital stock;
     (ii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock other than (A) distributions by any wholly owned Subsidiary of the Company, (B) other cash distributions by a Subsidiary of the Company that are made in the ordinary course consistent with past practice and pro rata to all stockholders of such Subsidiary; (C) ordinary quarterly cash dividends consistent with past practice and permitted by applicable agreements with creditors or otherwise; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such (other than by wholly owned Subsidiaries of the Company) except in connection with the forfeiture of Restricted Stock upon a lapse; or (iv) redeem, repurchase, retire or otherwise acquire any of its securities (other than securities of wholly owned Subsidiaries of the Company) except in connection with the forfeiture of Restricted Stock upon a lapse;

          (d) adopt or implement a plan of complete or partial liquidation, dissolution, merger, consolidation, corporate restructuring, recapitalization or other corporate reorganization of the Company (other than the Merger) or any of its Significant Subsidiaries;

          (e) (i) except for (A) if the Company repays the bridge loan incurred in connection with the Panama acquisition as contemplated in Section 6.01(e) of the Company Disclosure Letter, an aggregate amount of working capital financings in the local markets not in excess of U.S.$10 million and (B) Permitted Refinancings (as defined below), (x) incur or assume any long-term or short-term debt or issue any debt securities, or (y) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business consistent with past practice; (ii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to the Company or wholly owned Subsidiaries of the Company) in excess of the Aggregate Basket; (iii) pledge or otherwise encumber shares of capital stock of the Company or its Subsidiaries; or (iv) mortgage or pledge any of its material assets, tangible or intangible, or create any material Lien thereupon;

          (f) except (i) for normal increases in compensation in the ordinary course of business consistent with past practice, (ii) as required by applicable Law, (iii) to satisfy contractual obligations existing on the date hereof under any Company Plan, (iv) employment arrangements for, or grants of awards (other than equity or equity based awards) to, newly hired employees or employees other than officers or directors in the ordinary course of business consistent with past practice but in no case with annual compensation in excess of U.S. $75,000 for any such newly hired or current employees, or (v) collective bargaining agreements negotiated in the ordinary course of business, (A) terminate, establish, implement, adopt, amend, enter into, make any new, accelerate the vesting or payment of any existing grants or awards under, amend or otherwise modify any Company Plan (including the funding arrangements in respect thereof); (B) increase or commit to increase the commissions, compensation, severance or benefits, including fringe benefits, payable or accrued or that could become payable by the Company or any of its Subsidiaries or accrue in respect to any employee, director or officer; (C) waive or commit to waive any debts due to the Company or any of its Subsidiaries from any employee or director of any such company; or (D) otherwise take any action or commit to take any action that could be expected to materially increase any obligation to fund or secure payments of benefits with respect to any Company Plan;

          (g) (i) sell, lease (as lessor) or dispose of any assets except (A) sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice or (B) not in excess of U.S.$10 million in the aggregate or (ii) acquire any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, except for purchases of inventory in the ordinary course of business consistent with past practice;

          (h) except as may be required as a result of a change in applicable Law or in U.S. GAAP, change any of the accounting principles or practices used by it which would materially affect its past or future reported consolidated assets, liabilities or results of operations;

          (i) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable other than as required by U.S. GAAP;

          (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any substantial equity interest therein, (ii) except to the extent permitted by clause (iii) immediately below, enter into any new agreement that would be a Company Material Contract and that would require expenditures of material amounts of cash, amend any material provision or waive any material right relating to the payment or receipt of cash under any of the Company Material Contracts or if, any, other material indebtedness or (iii) authorize or make any new capital expenditure or expenditures other than as contemplated by the Company's current capital expenditure budget, which is included in Section
     6.01 of the Company Disclosure Letter (including net purchases of bottles and cases), or (B) as necessary and advisable to maintain the assets of the Company and its Subsidiaries in good working order to the extent that such expenditures in any quarter do not exceed in the aggregate an amount equal to 10% of the amount contemplated for such quarter in the Company's current capital expenditure budget;

          (k) make or revoke any material Tax election, or settle or compromise any material Tax liability, or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes other than "check-the-box elections" under Treasury Regulation
     Section 301.7701-3;

          (l) enter into any material transaction, agreement or arrangement with any Person that would be required to be reported by the Company as a "Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC, other than any transaction, agreement or arrangement with TCCC or any of its Subsidiaries or Venbottling or any of its Affiliates in any case in the ordinary course of business consistent with past practice and on an arms-length basis;

          (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) the payment, discharge or satisfaction in the ordinary course of business or (ii) as required by their terms in effect on the date of this Agreement;

          (n) waive the benefits of, or agree to modify, in any adverse respect, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party or a beneficiary, except that the Company may grant releases from the standstill obligations of TCCC and its Subsidiaries under their Investment Agreement, dated November 1, 1995, with the Company and Venbottling and its Subsidiaries under their Shareholders Agreement dated May 9, 1997, with the Company, to the same extent as is expressly set forth in the proviso to the standstill obligation in Section 2(b) of the TCCC Stockholders Agreement or, in the case of Venbottling, on an analogous basis;

          (o) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

          (p) settle or compromise any material pending or threatened suit, action or claim that would require an expenditure of cash by the Company or its Subsidiaries in excess of the Aggregate Basket;

          (q) enter into any agreement, arrangement, settlement or compromise that limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation or any of its Affiliates (including Parent and its Affiliates) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

          (r) purchase a new, renew, or amend an existing, insurance policy, except in the ordinary course of business consistent with past practice;

          (s) permanently or temporarily shutdown a single site of employment, or one or more facilities or operating units within a single site of employment, or terminate the employment of employees or independent contractors at any such single site, if the shutdown or termination of employment results in an employment loss at the single site of employment during any 30-day period for 50 or more employees excluding any part-time employees;

          (t) make any loans, advances or capital contributions to, or investments in, CA Beverages, Inc. or any of its Subsidiaries, except for any such loans, advances, capital contributions or investments to be used as acquisition consideration in the consummation of the tender offer for the remaining publicly-held shares of CA Beverages, Inc. (and any subsequent squeeze-out of minority shareholders at the same price paid in the tender offer);

          (u) take, propose to take, or agree in writing or otherwise to take,
     (i) any of the actions described in Sections 6.01(a) through 6.01(t) or
     (ii) any action which would (A) make any of the representations or warranties of the Company contained in this Agreement, when made or on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), (1) which are qualified as to materiality, untrue or incorrect or (2) which are not so qualified, untrue or incorrect in any material respect or (B) except as otherwise permitted by Section 7.04, would be reasonably likely to result in any of the conditions to the Merger set forth in Article VIII hereof not being satisfied. "Aggregate Basket" means U.S.$10 million in the aggregate, collectively for all loans, advances, capital contributions, investments, settlements or payments permitted pursuant to this basket, and "Permitted Refinancings" means any refinancing of existing indebtedness that becomes due and payable in accordance with its terms, which refinancing is prepayable by the borrower without the payment of any penalties, make whole or additional amounts (except for LIBOR breakage costs) on not more than six months notice and the interest periods that are in effect for such refinancing are not longer than three months.

     Section 6.02. Access to Information. (a) Between the date hereof and the Effective Time, the Company will give Parent and Merger Sub and their authorized representatives (including counsel, financial advisors and accountants) and the prospective lenders to Parent and Merger Sub (and their counsel and advisors) reasonable access during normal business hours (including providing office space and other reasonable office amenities at the Company's headquarters) to all key employees, and key facilities including plants, offices, warehouses and to all books and records of the Company and its Subsidiaries to the extent such access is reasonably necessary for due diligence and integration planning and which access shall be subject to the reasonable security procedures of the Company and its Subsidiaries, and will cause the Company's officers and key employees and those of its Subsidiaries to furnish Parent and Merger Sub and their authorized representatives and the prospective lenders to Parent and Merger Sub (and their counsel and advisors) with such financial and operating data (including for the purpose of preparing pro forma financial statements necessary for arranging long-term acquisition finances) and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Parent or Merger Sub may from time to time reasonably request; provided, however, that no investigation pursuant to this Section 6.02(a) or otherwise, and no notice to or knowledge of Parent or any of its Affiliates at any time, shall affect or be deemed to modify any of the representations or warranties made by the Company or any of the closing conditions for the benefit of Parent or Merger Sub, including the standard of materiality or Material Adverse Effect set forth therein; provided, further, that (A) the Company may withhold (i) any document or information that is subject to the terms of a confidentiality agreement with a third party or (ii) such portions of documents or information which are subject to attorney-client privilege and the provision of which, as determined by the Company's counsel, may eliminate the privilege pertaining to such documents; and
(B) access by Parent and Merger Sub and their authorized representatives and the prospective lenders to Parent and Merger Sub (and their counsel and advisors) to competitively sensitive information shall be restricted to those persons who have a need to know such information for due diligence and integration planning purposes. If any material information is withheld from Parent, Merger Sub and/or their prospective lenders pursuant to the last proviso to the preceding sentence, the Company shall use its reasonable best efforts to obtain any waivers or consents from third parties necessary to provide such confidential information to Parent, Merger Sub and/or their prospective lenders or to implement procedures so that privileged information may be provided to Parent, Merger Sub and/or their prospective lenders without prejudicing the privilege pertaining to such information.

          (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent, concurrently with the delivery thereof to the Chief Executive Officer of the

     Company, the Chief Financial Officer of the Company or the Company Board, such definitive quarterly and monthly financial data as are prepared for distribution to such an executive or the Company Board, as the case may be.

          (c) Between the date hereof and the Effective Time, the Company shall furnish to Parent, a copy of all filings made by the Company with the National Securities Commission of the Republic of Panama (to the extent not filed with the SEC). (d) Each of Parent and Merger Sub will hold and will cause its authorized representatives to hold (including the prospective lenders to Parent and Merger Sub and their counsel and advisors) in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement pursuant to the terms of the Confidentiality Agreement between Parent and the Company in effect as of the date hereof (the "Confidentiality Agreement").

          (e) Notwithstanding any provision in Section 6.02(a), the Company will make available, as promptly as possible to Parent true and complete copies of (i) all material Tax Returns of the Company and its Subsidiaries for the preceding three taxable years and (ii) any material audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to Taxes of the Company or any Subsidiary.

     Section 6.03. Parent Covenants. Except as otherwise expressly provided in this Agreement or as set forth in the Parent Disclosure Letter, prior to the Effective Time, neither Parent nor any of its Subsidiaries will, without the prior written consent of the Company take, propose to take, or agree in writing or otherwise to take, any action which (a) would make the representations or warranties of Parent and Merger Sub in this Agreement, when made or on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date) (i) which are qualified as to materiality, untrue or incorrect or (ii) which are not so qualified, untrue in any material respect or (b) would be reasonably likely to result in any of the conditions to the Merger set forth in Article VIII hereof not being satisfied.

                                  Article VII

                              ADDITIONAL AGREEMENTS

     Section 7.01. Preparation of the Proxy Statement. As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement in preliminary form, and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the definitive Proxy Statement to be filed with the SEC and to be mailed to the Company's stockholders as promptly as reasonably practicable following the date of this Agreement. The Company shall reasonably promptly notify Parent upon the receipt of any written or oral comments from the SEC or its staff or any written or oral request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand, with respect thereto. Parent shall reasonably promptly provide any information or responses to comments, or other assistance, reasonably requested in connection with the foregoing. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto (orally or in writing), the Company (i) shall provide Parent and its counsel an opportunity to review and comment on such document or response and (ii) shall give reasonable consideration to all comments proposed by Parent or its counsel.

     Section 7.02. Board Actions and Stockholders Meetings. The Company, acting through the Company Board, shall, in accordance with the Company Organizational Documents, (i) duly issue and, following the recordation of documents required to be made under Panama Law with the Public Registry of the Republic of Panama, immediately prior to the Effective Time, deliver to the permitted designees of TCCC under the TCCC Stockholders Agreement a number of nonassessable shares of Company Class D Stock required pursuant to the TCCC Stockholders Agreement in exchange for all shares of Company Class A Stock and Company Class B Stock held by such shareholders and (ii) promptly and duly call, give notice of, convene and hold, and take all other necessary actions so that, as soon as reasonably practicable following the mailing of the Proxy Statement, a meeting of the holders of Company Stock (the "Company Stockholders Meeting") for the purpose of obtaining (A) the Required Company Votes and (B) the approval of this Agreement and the Merger by the holders of the majority of outstanding Company Class A Stock present or represented by proxy at such meeting, that are not Disqualified Holders (such approval, together with the Required Company Votes, the "Company Stockholder Approvals"). Except as otherwise permitted by Section 7.04, the Company Board shall recommend approval of this Agreement and include in the Proxy Statement such recommendation. "Disqualified Holders" means TCCC and its Subsidiaries, Venbottling and its Subsidiaries, the officers and directors of the Company, and any other Person whom the secretary of the Company (or other officer or agent of the Company authorized to tabulate votes) is advised beneficially owns shares of Company Class B Stock.

     Section 7.03. Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties to this Agreement in doing, all things necessary, proper or advisable under applicable

Laws to consummate the Merger and the other transactions contemplated by this Agreement or any Stockholder Agreement as promptly as practicable, including (i) defending all lawsuits and proceedings challenging this Agreement or the consummation of any of the transactions contemplated hereby including seeking to have any stay or temporary restraining order or injunction vacated and reversed;
(ii) taking of actions necessary to cause the conditions precedent in Article VIII to be satisfied, including, as necessary, to avoid any suit, claim, investigation, action or proceeding by any Governmental Entity; and (iii) obtaining all necessary consents, approvals and waivers from third parties. In furtherance and not in limitation of the foregoing, each Party agrees to make or cause to be made an appropriate filing of a Notification and Report Form pursuant to the HSR Act and all filings that are advisable or required by applicable Antitrust Law, foreign investment Law or other Laws in the Republic of Panama, the Federative Republic of Brazil, the United Mexican States and other countries with respect to the transactions contemplated hereby or any Stockholder Agreement as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 7.03 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act or such other Laws as soon as practicable.

          (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 7.03(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law or any foreign investment Law, use its reasonable best efforts to (i) cooperate in all respects with the other Party in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; and (ii) notify the other Party promptly following the receipt of any material communication received by such Party from, or given by such Party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby. For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, applicable antitrust Laws in the Federative Republic of Brazil, the United Mexican States and the Republic of Venezuela and all other Laws in any other jurisdiction in which the Company or its Subsidiaries operate that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          (c) In furtherance and not in limitation of the covenants of the Parties contained in Sections 7.03(a) and 7.03(b), each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Entity or other Person with respect to the transactions contemplated hereby under any Antitrust Law or any foreign investment Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law or any foreign investment Law, each of Parent and the Company shall cooperate in all respects with the other Party and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.03 shall (i) limit a Party's right to terminate this Agreement pursuant to Section 9.02(a) or 9.02(c) so long as such Party has theretofore complied in all material respects with its obligations under this Section 7.03, (ii) require Parent to agree to any conditions which would impose (A) any limitations on Parent's ownership or operation of all or any portion of its, any of its Subsidiaries', or the Company's or any of its Subsidiaries' business or assets, or to compel Parent or any of its Subsidiaries to dispose of or hold separate all or any portion of its, any of its Subsidiaries' or the Company's or any of its Subsidiaries' business or assets, (B) any limitations on the ability of Parent to acquire or hold or to exercise full rights of ownership of the Company Stock, (C) any obligations on Parent or any of its Subsidiaries or the Company or any of its Subsidiaries to maintain facilities, operations, places of business, employment levels, products or businesses or (D) any other obligation, restriction, limitation, qualification or other conditions, which, in the case of any of clauses (A) through (D) above, would, individually or in the aggregate, be reasonably expected to have a material adverse effect on Parent, have a Material Adverse Effect on the Company, or materially impair the benefits sought to be derived from the Merger, (iii) require the Company to agree to any material dispositions, limitations, consents, commitments, agreements or other material actions, other than any of the foregoing that in each such case may be conditioned upon the consummation of the Merger (or permit the Company to agree to any of the foregoing even if so conditioned if such actions would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent, have a Material Adverse Effect on the Company, or materially impair the benefits sought to be derived from the Merger) or (iv) require any party to agree to pay or pay at any time any material amounts (other than the applicable Merger Consideration to be paid at the Closing and other than any amount required to be paid under existing contractual arrangements or contractual arrangements permitted by
     Section 6.01) to one or more stockholders of the Company in connection with the Merger.

          (d) The Company further agrees to cooperate with Parent in arranging for such pay-off letters from bank lenders to the Company and its Subsidiaries, as are reasonably requested by Parent in connection with Parent's plans for refinancing debt of the Company and its Subsidiaries at the Closing.

          (e) Nothing in this Agreement shall require Parent or any of its Subsidiaries to seek or obtain any debt or equity financing or investment from any Person, or require any Person to make such financing or investment available, other than as expressly set forth in Section 7.13.

     Section 7.04. Acquisition Proposals. (a) The Company will not, and it will cause its Subsidiaries and each officer, director or employee of, and any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its Subsidiaries not to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined in Section 10.11(a)); (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to or in connection with, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; (iii) enter into any binding or non-binding agreement with respect to an Acquisition Proposal; or (iv) amend or grant any waiver, exemption or release with respect to any of the restrictions under the Company Organizational Documents, that would in any way facilitate an Acquisition Proposal or amend or grant any waiver or release or with respect to the limitation on ownership of shares of Company Class A Stock, the limitation on the transfer of Company Class B Stock without triggering conversion to Company Class A Stock, or the Conversion Number (as defined in the Company Organizational Documents); provided that, nothing contained in this Section 7.04(a) shall prohibit the Company Board from furnishing information to, or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) the Company Board (including the affirmative vote of the majority of the independent directors), reasonably determines in good faith that such action is necessary for the Company Board to comply with its duties under applicable Law to act in the best interests of the Company's stockholders, (B) the Company Board (including the affirmative vote of the majority of the independent directors) reasonably determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the identity of the Person making the proposal, and believes in good faith, after consultation with and taking into account the advice of an independent, nationally recognized financial advisor, would, if consummated, result in a transaction more favorable to the Company's stockholders taken as a whole from a financial point of view than the Merger (any such Acquisition Proposal satisfying clauses (A) and (B) being referred to herein as a "Superior Proposal"), and (C) prior to taking such action, the Company (x) provides five Business Days' prior written notice to Parent to the effect that it is proposing to take such action, together with the applicable information specified in the next sentence, and (y) receives from such Person an executed confidentiality and standstill agreement in reasonably customary form. The Company shall notify Parent of any Acquisition Proposal or request for information by any Person who is considering making an Acquisition Proposal (including all material terms and conditions thereof and the identity of the Person making it) as promptly as practicable (but in no event later than 24 hours) after its receipt thereof, and shall promptly provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a current basis of the status of any inquiries, discussions or negotiations with such third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such Person which has not previously been reviewed by Parent. Immediately after the execution and delivery of this Agreement, the Company will, and will cause its Subsidiaries and Affiliates, and its and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any possible Acquisition Proposal and shall notify each such Person, whom it, or any officer, director, investment advisor, financial advisor, attorney or other representative retained by it, has had discussions with during the 60 days prior to the date of this Agreement, that the Company Board no longer seeks or requests the making of any Acquisition Proposal, withdraws any consent theretofore given to the making of an Acquisition Proposal and requests the return of all confidential information provided by the Company to any such Party.

          (b) The Company Board will not withdraw, modify or amend, or propose to withdraw, modify or amend, in a manner adverse to Parent, its recommendation that the Company stockholders vote in favor of the Merger (or publicly announce any intention to do so) unless (i) the Company has fully complied with the terms of Section 7.04(a), (ii) an unsolicited bona fide written Superior Proposal is pending at the time the Company Board determines to take any such action, (iii) the Company Board (including the affirmative vote of the majority of the independent directors), reasonably determines in good faith that such action is necessary for the Company Board to comply with its duties under applicable Law to act in the best interests of the Company's stockholders and (iv) at least five Business Days before such action by the Company Board, the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, together with the applicable information specified in the penultimate sentence of Section 7.04(a) (and provided opportunities to Parent to submit revised proposals to it during this period of at least five Business Days). Any such withdrawal, amendment or modification of the recommendation shall not (i) change the adoption of this Agreement or any other approval of the Company Board in any respect that would have the effect of causing the threshold restrictions on Company Stock ownership under any Takeover Statute to be applicable to the transactions contemplated hereby, including the Merger, or the transactions contemplated by the Stockholder Agreement, or (ii) change the obligation of the Company to present this Agreement for approval at the Company Stockholders Meeting on the earliest practicable date. At any such meeting following any withdrawal, amendment or modification of the Company's recommendation of this Agreement, the Company shall submit this Agreement to its stockholders without a positive recommendation (although the adoption of this Agreement by the Company Board may not be rescinded or amended), in which event the Company Board may communicate the basis for its lack of a positive recommendation to its stockholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law. Nothing contained in this Section 7.04 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act.

          (c) Nothing in this Section 7.04 shall (i) permit the Company to terminate this Agreement (except as provided in Article IX) or (ii) affect any other obligations of the Company under this Agreement.

     Section 7.05. Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, will consult with the other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement, except as may be required by applicable Law or by obligations pursuant to any listing agreement.

     Section 7.06. Indemnification; Directors' and Officers' Insurance. (a) Parent agrees that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time in favor of the current or former directors or officers of the Company as provided in the Company Organizational Documents or in any agreement listed in Section 7.06 of the Company Disclosure Letter shall survive the Merger and shall continue in full force and effect in accordance with their terms from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

          (b) Without limiting the Company's obligations under Section 7.12, for a period of six years after the Effective Time, Parent shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or Parent may substitute therefor policies of at least the same coverage) with respect to matters occurring prior to the Effective Time, to the extent that such liability insurance can be maintained at a cost to Parent not greater than 250 percent of the annual premium applicable to the June 2002 - June 2003 period (as of the date of this Agreement) for the current Company directors' and officers' liability insurance as set forth in Section 7.06 of the Company Disclosure Letter; provided that, if such insurance cannot be so maintained or obtained at such costs, Parent shall cause the Surviving Corporation to maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 250 percent of the annual premium of the Company for such insurance applicable to the June 2002 - June 2003 period (as of the date of this Agreement).

          (c) Without limiting the obligations of Parent pursuant to this
     Section 7.06, it is understood that Parent may elect to cause the Surviving Corporation to change the jurisdiction of its incorporation after the Closing.

     Section 7.07. Notification of Certain Matters. The Company shall, upon obtaining knowledge of any of the following, give prompt notice to Parent, and Parent or Merger Sub shall, upon obtaining knowledge of any of the following, give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of such Party contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty of such Party not so qualified, to be untrue or inaccurate in any material respect, at or prior to the Effective Time, (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any Party to effect the transactions contemplated hereby not to be satisfied, (iv) any notice or other written or material oral communication from any Governmental Entity in connection with the Merger, (v) any actions, suits, claims, investigations or other proceedings (or communications indicating that the same may be contemplated) commenced or threatened against the Company or Parent, as the case may be, or any of their respective Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 (Litigation) or which relate to the consummation of the Merger or (vi) any notice or other written communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; provided that, the delivery of any notice pursuant to this Section 7.07 shall not cure such breach or non-compliance or limit or otherwise affect the rights or remedies available hereunder to the Party receiving such notice.

     Section 7.08. SEC Filings. The Company shall furnish to Parent copies of all forms, reports, certifications and other documents which it files with the SEC pursuant to Section 13(a), 14(a) or 15(d) of the Exchange Act or the rules and regulations promulgated thereunder, including Regulations 13A, 14A, 14C and Rules 15d-1 through 15d-21, on or after the date hereof, and the Company warrants that, as of the respective dates thereof, such reports and other documents will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in such reports (including the related notes) will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, will be prepared in conformity with U.S. GAAP (except, in the case of unaudited interim financial statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis (except as specifically indicated in the notes thereto), and on that basis fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments).

     Section 7.09. Fees and Expenses. Subject to Section 9.05 (Effect of Termination and Abandonment), whether or not the Merger is consummated, all Expenses and Transfer Taxes (as defined in this Section 7.09) incurred in connection with this Agreement and the transactions contemplated hereby, including the Merger, shall be paid by the Person incurring such Expenses or Transfer Taxes (including by withholding or deduction from any payment hereunder to such Person by a payor on behalf of such Person). The Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to any Transfer Taxes incurred by any of the Parties hereto. As used in this Agreement, (i) "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, filing, printing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby and (ii) "Transfer Taxes" means all stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest penalties and additions to any such Taxes).

     Section 7.10. Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger or any Stockholder Agreement, each of Parent and Company shall use its reasonable best efforts to ensure that the transactions contemplated by this Agreement or any Stockholder Agreement may be consummated as promptly as practicable on the terms contemplated hereby and by any Stockholder Agreement and otherwise act to minimize the effects of any Takeover Statute on the transactions contemplated by this Agreement or any Stockholder Agreement.

     Section 7.11. Director Resignations. On the Closing Date, the Company shall cause to be delivered to Parent duly executed resignations, effective as of the Effective Time, of each member of the Company Board and shall take such other action as is necessary to accomplish the foregoing.

     Section 7.12. Employee Matters. (a) Parent shall honor and shall cause the Surviving Corporation to honor, in accordance with their respective terms, the Company Plans disclosed on Section 3.14(a) of the Company Disclosure Letter, including any rights or benefits arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event) ; provided, however, that, subject to Sections 7.12(b) and (c), nothing herein is intended to limit the ability of Parent or the Surviving Corporation to amend or terminate any such plans, programs, policies or arrangements in accordance with their terms and nothing herein shall be interpreted to require Parent or the Surviving Corporation to continue the Company Stock Plans. Notwithstanding the preceding sentence, and for the avoidance of doubt, Parent agrees that it shall not, and shall cause the Surviving Corporation not to, amend, modify or terminate the Company's Key Executive Severance, Retention and Non-Competition Plan and the Company's Key Employee Severance, Retention and Non-Competition Plan in any manner adverse to individuals who are participants in such plans on the date hereof and who are still participants immediately prior to the Effective Time.

          (b) Parent agrees that, during the period commencing at the Effective Time and ending on the later of (i) the first anniversary of the Effective Time or (ii) December 31, 2004, Parent will cause the Surviving Corporation to provide compensation, bonus opportunity and employee benefits (excluding any benefits attributable to equity based plans) to employees of the Company and its Subsidiaries whose primary work location is in the United States of America immediately prior to the Effective Time (the "U.S. Employees") that are substantially similar in value in the aggregate to those provided to the U.S. Employees immediately prior to the Effective Time and determined based on the information made available to Parent by the Company.

          (c) For purposes of eligibility and vesting (but not benefit accrual other than benefit accrual under severance and vacation plans) under the employee benefit plans of Parent and its Subsidiaries (including the Surviving Corporation) providing benefits to any employees of the Company and its Subsidiaries immediately prior to the Effective Time (the "Affected Employees") following the Effective Time, each Affected Employee shall be credited with his or her years of service with the Company and its Subsidiaries (and any predecessor entities thereof) before the Effective Time, to the same extent as such Affected Employee was entitled before the Effective Time to credit for such service under any similar employee benefit plan of the Company and its Subsidiaries and to the same extent that similarly situated employees of the Parent or its Subsidiaries receive credit for past service under such plans. The foregoing provision shall not effect any Affected Employees' benefits accrued under any Company Plan prior to the Effective Time. Following the Effective Time, Parent shall, or shall cause its Subsidiaries to, (i) waive any pre-existing condition limitation under any welfare benefit plan maintained by Parent or any of its Subsidiaries in which Affected Employees and their eligible dependents participate (except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company welfare benefit plans immediately prior to the Effective Time) and (ii) provide each Affected Employee with credit for any co-payments and deductibles incurred prior to the Effective Time (or such earlier or later transition date to new welfare benefits plans) occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plans in which Affected Employees participate after the Effective Time in respect of the plan year which such deductible or co-payment applies.

          (d) Nothing provided herein shall affect in any way the Parent and Surviving Corporation's ability to terminate the employment of any Affected Employee at any time.

     Section 7.13. Financing. Parent shall use its reasonable best efforts to obtain the financing in accordance with, and subject to, the Commitments (the "Financing"). Without the prior written consent of the Company, Parent shall not amend any material term of the Commitments in a way that would adversely affect the Company. Parent shall not terminate the mandate letter referenced in the Commitment Letter. The Company shall, and shall cause its Subsidiaries and Affiliates to, use their reasonable best efforts to assist Parent in its efforts to satisfy its obligations under this Section 7.13, including, assisting Parent in the preparation of any documentation relating to the Financing, and granting any guarantees and security interests required for the Financing that are effective only from and after the Effective Time; provided that, neither the Company nor its Subsidiaries shall be obligated to pay any commitment or similar fees prior to the Effective Time.

     Section 7.14. Standstill. If this Agreement is terminated by the Company pursuant to Section 9.03(c) or by Parent pursuant to Section 9.02(a) at a time when the conditions in Sections 8.02(e) and 8.02(f) have not both been satisfied or waived (and the failure of such conditions to have been satisfied is not, in either case, due to a breach of this Agreement by the Company) and the only other condition, if any, in Sections 8.01 and 8.02 that would not be satisfied at such time is Section 8.02(c) (such a termination, a "Financing Termination"), the time period referenced in the first sentence of paragraph 7 of the Confidentiality Agreement will be extended until May 14, 2005.

                                  Article VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 8.01. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Party being benefited thereby to the extent permitted by applicable Law:

          (a) The agreement of merger contained within this Agreement shall have been approved and adopted by the Company Stockholder Approvals.

          (b) Any waiting period applicable to the Merger under the HSR Act shall have expired or early termination thereof shall have been granted; any approvals or waiting periods required under the Antitrust Law or foreign investment Law of the Republic of Panama or the United Mexican States shall have been obtained or shall have expired; and all other authorizations, consents or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated by this Agreement illegal shall have been obtained, shall have been made or shall have occurred.

          (c) No Governmental Entity or foreign, federal or state court of competent jurisdiction in the Republic of Panama, the United Mexican States or the U.S. or any country where Parent, the Company or any of their respective Subsidiaries conducts business or operates shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent) or, in the case of such a court, issued a decision, in any case which is in effect and either (i) which prevents or prohibits consummation of the Merger or (ii) which both (A) has been enacted, issued, promulgated, enforced or entered (or, in the case of such a court decision, issued) specifically and expressly with respect to the Merger and (B) would have the effect of requiring any Party to agree to pay or pay at any time any material amounts (other than the applicable Merger Consideration to be paid at the Closing and other than any amount required to be paid under existing contractual arrangements or contractual arrangements permitted by Section 6.01) to one or more shareholders of the Company in connection with the Merger.

          (d) No Governmental Entity in the Republic of Panama, the United Mexican States or the U.S. or any country where Parent, the Company or any of their respective Subsidiaries conducts business or operates shall have instituted any action or proceeding (which remains pending at what would otherwise be the Closing Date) seeking to enjoin, restrain or otherwise prohibit consummation of the Merger.

     Section 8.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent to the extent permitted by applicable Law:

          (a) The representations and warranties of the Company contained herein shall have been true and correct when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true only as of the specified date); provided that:

               (i) Any such representation and warranty contained in Section 3.01, 3.02, Section 3.04, Section 3.08, 3.09, Section 3.23,
                    Section 3.24 or Section 3.25 shall be deemed untrue if (x) to the extent any such representation and warranty is modified or qualified based on the terms "materially" or "material" or based on the defined term "Material Adverse Effect," it shall fail to be true and correct in any respect, or (y) to the extent it is not so modified or qualified, it shall fail to be true and correct in any material respect; and

               (ii) Any such representation or warranty contained in Section
                    3.05, Section 3.06, Section 3.07 (other than Section 3.07(a)), Section 3.10, Section 3.11, Section 3.12, Section 3.13, Section 3.14, Section 3.15, Section 3.16, Section 3.17, Section 3.18, Section 3.19, Section 3.20, Section 3.21 or Section 3.22 (without giving effect to the words "materially" or "material" or to any modification or qualification based on such terms or based on the defined term "Material Adverse Effect"), shall be deemed untrue if such representation or warranty shall fail to be true and correct in all respects, unless the failure of such representation or warranty, together with the failure of all other representations and warranties in the same Section, to be true and correct has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

          (b) The Company shall have performed or complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the time of the Closing.

          (c) The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by any senior officer of the Company, certifying as to the fulfillment of the conditions specified in Sections 8.02(a) and 8.02(b).

          (d) All authorizations, consents or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity (other than those specified in Section 8.01(b)) required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained or shall have occurred, without any limitation, restriction or condition that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company), except for such authorizations, consents, approvals, filings, terminations or expirations, the failure of which to have been made or obtained or to have occurred does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company).

          (e) The lenders under the Bank Commitments shall have disbursed to Parent, and Parent shall have received, at least U.S.$ 2.05 billion.

          (f) Parent shall have received confirmation that its final foreign currency debt ratings (after giving effect to the transactions contemplated in this Agreement, including the assumption of all off-balance sheet obligations of the Company and its Subsidiaries) would be, and would be reasonably expected to be, at least BBB- from Standard and Poor's Rating Services and Baa3 from Moody's Investor Ratings Service, with stable outlook in each case.

     Section 8.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

          (a) The representations and warranties of Parent and Merger Sub contained herein shall have been true when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true only as of the specified date); provided that:

               (i) All such representations and warranties shall be interpreted without giving effect to the words "materially" or "material" or to any qualification or modification based on such terms or based on the defined term "Material Adverse Effect" as it applies to Parent and Merger Sub; and

               (ii) Any such representation or warranty shall be deemed untrue if such representation or warranty shall fail to be true and correct in all respects, unless the failure of all such representations and warranties to be true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement.

          (b) Parent and Merger Sub shall have performed or complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the time of the Closing.

          (c) Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by any officer of Parent, certifying as to the fulfillment of the conditions specified in Sections 8.03(a) and 8.03(b).

                                   Article IX

                         TERMINATION; AMENDMENT; WAIVER

     Section 9.01. Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Stockholder Approvals, by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

     Section 9.02. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if:

          (a) the Merger shall not have been consummated by 270th day after the date hereof (the "Termination Date");

          (b) the Company Stockholder Approvals shall not have been obtained at the Company Stockholders Meeting or at any adjournment or postponement thereof; or

          (c) any court or other Governmental Entity in the Republic of Panama, the United Mexican States or the U.S. or any country where Parent, the Company or any of their respective Subsidiaries conducts business or operates shall have issued a final Law, order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such Law, order, decree, ruling or other action is or shall have become final and nonappealable;

provided that, the right to terminate this Agreement pursuant to this Section
9.02 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     Section 9.03. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Company Board (including the affirmative vote of the majority of the independent directors) if:

          (a) there is a breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in Sections 8.03(a) or 8.03(b), which has not been cured (or is not capable of being cured) within 30 days following receipt by Parent of written notice of such breach;

          (b) (i) the Company Board has received a Superior Proposal and the Company Board (including the affirmative vote of the majority of the independent directors) resolves to terminate this Agreement and to recommend, approve and enter into an agreement with respect to the consummation of the Superior Proposal, (ii) at least five Business Days following receipt by Parent of the notice and attachments described in clause (iii) immediately below, and taking into account any revised proposal made by Parent since receipt of such notice and attachment, the Company Board (including the affirmative vote of the majority of the independent directors) shall have determined that such Superior Proposal remains a Superior Proposal, (iii) the Company is in compliance with Section 7.04 and at least five Business Days before such termination has notified Parent that it intends to terminate and attaches to such notice the most recent version of the Superior Proposal, (iv) Parent is not at such time entitled to terminate this Agreement pursuant to Section 9.04(b) (assuming for this purpose the satisfaction of any notice or lapse of time requirements set forth in such Section whether or not actually satisfied), and (v) the Company shall have paid, concurrently with such termination, in same-day funds to Parent the termination fee contemplated in Section 9.05(b) (it being understood that such termination shall not be effective until such payment has been made in full); or

          (c) (i) forty-five days shall have passed since the fifth consecutive Business Day during which all the conditions to the obligations of Parent and Merger Sub contained in Sections 8.01 and 8.02 (other than those specified in Section 8.02(e) or 8.02(f) and ignoring for this purpose
     Section 8.02(c)) shall have been satisfied; (ii) the failure of Section 8.02(e) or 8.02(f) to be satisfied is not due to a breach of this Agreement by the Company and (iii) at least 120 days shall have passed since the date hereof.

     Section 9.04. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent if:

          (a) the Company Board, whether or not permitted to do so by this Agreement, shall have withdrawn or adversely modified, or publicly proposes to withdraw or adversely modify, its approval or recommendation of this Agreement or the Merger, or shall have failed to call the Company Stockholders Meeting in accordance with Section 7.02, or shall have failed to solicit proxies from its stockholders in connection therewith; or

          (b) there is a breach by the Company (i) of any of its obligations under Section 7.02 or Section 7.04 in any material respect, or (ii) of any representation, warranty, covenant or agreement contained in this Agreement that, individually or in the aggregate, would give rise to a failure of a condition set forth in Sections 8.02(a) or 8.02(b), which (in the case of this clause (ii)) has not been cured, or is not capable of being cured, within 30 days following receipt by the Company of written notice of such breach.

     Section 9.05. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article IX, this Agreement (other than this Section 9.05 and Sections 6.02(c),
7.09 or 7.14 and Article X) shall become void and of no effect with no liability on the part of any Party (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided that, no such termination shall relieve any Party of any liability or damages resulting from any willful and material breach of any representations, warranties, covenants or agreements contained in this Agreement.

          (b) In the event that:

               (i) this Agreement is terminated by Parent pursuant to Section 9.04(a) or Section 9.04(b)(i) or by Parent or the Company pursuant to Section 9.02(b) and within 15 months of such termination, the Company enters into an agreement to consummate, or consummates, any Acquisition Proposal; or

               (ii) (A) on or after the date hereof and at or before the
                    termination of this Agreement, an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries, (B) this Agreement is terminated by either Parent or the Company pursuant to Section 9.02(a) or by Parent pursuant to Section 9.04(b)(ii) and (C) within 15 months of such termination, the Company enters into an agreement to consummate, or consummates, any Acquisition Proposal; or

               (iii) this Agreement is terminated by the Company pursuant to
                    Section 9.03(b);

     then the Company shall (A) pay Parent a termination fee of U.S.$125,000,000.00 (one hundred and twenty-five million dollars) in same-day funds, on (x) the date the Company terminates this Agreement pursuant to Section 9.03(b) (and such termination shall not be effective until such payment has been made in full), or (y) in the case of a termination contemplated in Section 9.05(b)(i) or Section 9.05(b)(ii), the date of execution of an agreement to consummate, or if earlier, the consummation of any Acquisition Proposal, and (B) reimburse all Expenses of Parent and Merger Sub not in excess of U.S.$15,000,000. Solely for the purposes of this Section 9.05, the term "Acquisition Proposal" shall have the meaning set forth in Section 10.11(a) except that (A) the term "material portion" in clause (ii) of such definition shall not be deemed to apply to less than 25% of the assets or operations of the Company and its Subsidiaries, taken as a whole, provided that, without intending to raise the minimum threshold for what constitutes a "material portion," it is understood that, for purposes of Section 9.05 and for all other purposes, substantially all of the assets or operations of the Company and its Subsidiaries located in Mexico shall at all times constitute a "material portion"; (B) all references to 15% in clause (iii) of such definition shall be deemed to be references to 35% and (C) clause (iii)(C) of such definition shall be deemed deleted. The Company acknowledges that the agreements contained in this Section 9.05(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not have entered into this Agreement; accordingly, if the Company fails to promptly pay the amounts due pursuant to this Section 9.05(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee and Expenses set forth in this Section 9.05(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Citibank, N.A. in effect from time to time during such period plus two percent (2%). Acceptance by Parent of the fee due under this Section 9.05(b) shall constitute acceptance by Parent of the validity of any termination of this Agreement.

          (c) In the event this Agreement is terminated by the Company or Parent pursuant to a Financing Termination, then the Parent shall (i) pay the Company a termination fee of U.S.$125,000,000.00 (one hundred and twenty-five million dollars) in same-day funds within five Business Days of the date of such termination and (ii) reimburse all Expenses of the Company not in excess of U.S.$15,000,000. Parent and Merger Sub acknowledge that the agreements contained in this Section 9.05(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not have entered into this Agreement; accordingly, if Parent and Merger Sub fail to promptly pay the amounts due pursuant to this Section 9.05(c), and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for the fee and the reimbursement of the Expenses set forth in this Section 9.05(c), Parent shall pay to the Company its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owned at the prime rate of Citibank, N.A. in effect from time to time during such period plus two percent (2%). Acceptance by the Company of the fee due under this
     Section 9.05(c) shall constitute acceptance by the Company of the validity of any termination of this Agreement.

     Section 9.06. Amendment. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Company Stockholder Approvals but, after any such approval, no amendment shall be made which requires the approval of the stockholders of the Company or Parent under applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of all the Parties.

     Section 9.07. Extension; Waiver. At any time prior to the Effective Time, each Party (for these purposes, Parent and Merger Sub shall together be deemed one Party and the Company shall be deemed the other Party) may (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other Party with any of the agreements or conditions contained herein. Any agreement on the part of either Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of either Party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   Article X

                                  MISCELLANEOUS

     Section 10.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time. This Section 10.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time or termination of this Agreement in accordance with its terms.

     Section 10.02. Entire Agreement; Assignment. (a) This Agreement taken together with the Company Disclosure Letter and the Parent Disclosure Letter constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, other than the Confidentiality Agreement, provided, however, that, if this Agreement is terminated by the Company pursuant to a Financing Termination, the terms of Section 7.14 shall be deemed to amend paragraph 7 of the Confidentiality Agreement.

          (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including by merger or consolidation) or otherwise; provided that, that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

     Section 10.03. Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given upon receipt by a Party at the following address for such Party:

                  if to Parent or to Merger Sub, to:

                           Coca-Cola Femsa, S.A. de C.V.
                           Guillermo Gonzalez Camarena No. 600
                           Centro de Ciudad Santa Fe
                           01210 Mexico, D.F., Mexico

                           Attention:       Chief Financial Officer
                           Facsimile:       011-5255-5292-3475

                           with a copy to:

                           Coca-Cola Femsa, S.A. de C.V.
                           Guillermo Gonzalez Camarena No. 600

                           Centro de Ciudad Santa Fe
                           01210 Mexico, D.F., Mexico

                           Attention:       General Counsel
                           Facsimile:       011- 5281-8328-6180

                           and with a copy to:

                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, NY  10006
                           Attention:       Jaime A. El Koury, Esq.
                                            Ethan A. Klingsberg, Esq.
                           Facsimile:       (212) 225-3999

                  if to the Company, to:

                           Panamerican Beverages, Inc.
                           c/o Panamco L.L.C.
                           701 Waterford Way, Suite 800
                           Miami, FL 33126
                           Attention:       General Counsel
                           Facsimile:       (786) 388-8191


                  with a copy to:

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, NY 10019
                           Attention:       Richard Hall, Esq.
                           Facsimile:       (212) 474-3700

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     Section 10.04. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the choice of law principles thereof, except insofar as mandatory provisions of Panama Law apply to the Merger.

     Section 10.05. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 10.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns, and nothing in this Agreement, other than Article II and Section 7.06 (Indemnification; Directors' and Officers'

Insurance), express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.07. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 10.08. Enforcement; Jurisdiction. Each of the Parties (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of New York.

     Section 10.09. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

     Section 10.10. Interpretation. (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any statute defined or referred to herein means such statute as from time to time amended, qualified or supplemented, including by succession of comparable successor statutes. References to a Person are also to its permitted successors and assigns.

          (b) The phrase "made available" in this Agreement shall mean that the information referred to has been actually delivered to, or is made available for the review of, the Party to whom such information is to be made available.

          (c) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

     Section 10.11. Definitions. (a) "Acquisition Proposal" means an inquiry, offer or proposal, or any binding or non-binding agreement, regarding any of the following (other than the Merger contemplated by this Agreement): (i) (A) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction of the Company or (B) any such transaction involving any of the Company's Subsidiaries which would have the effect described in clause (ii) of this definition on the Company and its Subsidiaries, taken as a whole, or the effect described in clause (iii) of this definition on the Company or any Significant Subsidiary; (ii) any sale, lease, exchange, spin-off, mortgage, pledge, transfer or other disposition of all or a material portion of the assets or operations of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer, exchange offer or other transaction or series of transactions for the acquisition by a third party or a shareholder of the Company of more than 15% of
(A) the outstanding shares of Company Stock, (B) the voting securities of the Company or (C) the equity or voting stock of any Significant Subsidiary; or (iv) any public announcement or filing of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. It is understood that an Acquisition Proposal shall include any such inquiry, offer, proposal or agreement made by or entered into with any shareholder of the Company or any Affiliate thereof, whether or not relating to a transaction involving such shareholder.

          (b) An "Affiliate" of a Person, unless otherwise defined herein, shall have the meaning provided in Rule 12b-2 under the Exchange Act.

          (c) "Beneficial Ownership" or "Beneficially Own" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person.

          (d) "Business Day" shall have the meaning provided in Rule 14d-1(g) under the Exchange Act, provided that such day shall be a trading day on the NYSE and the Bolsa.

          (e) "Code" means, the Internal Revenue Code of 1986, as amended.

          (f) "Material Adverse Effect" means, with respect to the Company or any of its Subsidiaries (subject to and except as provided in Section 3.07(a) of the Company Disclosure Letter) any event, change, circumstance or effect that has a material adverse effect on (i) the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement, provided, however, that any adverse event, change, circumstance or effect (A) resulting from any change in U.S. GAAP or official interpretations thereof after the date hereof that apply to the Company (for the avoidance of doubt, this clause (A) shall not include any event, change, circumstance or effect resulting from a notice, request or order from an auditor or a Governmental Entity for the Company to change its accounting practices or principles prospectively or retroactively because of a failure of the Company to comply with U.S. GAAP as in effect before the date hereof), (B) resulting from a downturn in the economy in general and not specifically relating to the Company or its Subsidiaries, (C) relating to the industries in which the Company and its Subsidiaries operate and not specifically relating to the Company or its Subsidiaries, (D) resulting from the public announcement of the transactions contemplated by this Agreement, (E) resulting from the imposition of any exchange controls or any decline or fluctuation in the value of the currencies against the U.S. dollar affecting the currencies of the jurisdictions in which the Company and its Subsidiaries operate, or (F) any actions taken or failure to act by TCCC, shall not be considered when determining if a Material Adverse Effect on the Company has occurred.

          (g) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (h) "Significant Subsidiary" means (i) with respect to the Company,
     (a) any Subsidiary of the Company that constitutes a Significant Subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X of the SEC (determined by reference to the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2001), and (b) to the extent not already covered by clause (a) of this definition, the Subsidiaries of the Company listed in Section 3.02(b) of the Company Disclosure Letter or (ii) with respect to Parent, any Subsidiary of Parent that constitutes a Significant Subsidiary of Parent within the meaning of Rule 1-02 of Regulation S-X of the SEC as of the date hereof.

          (i) "Subsidiary" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated,
     (i) of which such Party or any other subsidiary of such Party is a general or managing partner or (ii) fifty percent or more of the outstanding voting securities or interests of which is directly or indirectly owned or controlled by such Party or by any one or more of its subsidiaries; provided, however, that other than for purposes of Section 3.07(a) and the definition of "Material Adverse Effect," CA Beverages, Inc. and its Subsidiaries shall not be deemed Subsidiaries of the Company.

          (j) "wholly owned Subsidiary" means, when used with reference to any Person, a subsidiary ninety-five percent or more of the outstanding equity securities or interests of which are directly or indirectly owned by such Person.

                            [signature page follows]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                        COCA-COLA FEMSA, S.A. DE C.V.



                                        By:   /s/ CARLOS SALAZAR
                                              __________________________________
                                              Name:  Carlos Salazar
                                              Title: Attorney-in-Fact



                                        MIDTOWN SUB, INC.



                                        By:   /s/ HECTOR TREVINO
                                              __________________________________
                                              Name:  Hector Trevino
                                              Title: Attorney-in-Fact



                                        PANAMERICAN BEVERAGES, INC.



                                        By:   /s/ CRAIG D. JUNG
                                              __________________________________
                                              Name:  Craig D. Jung
                                              Title: President and Chief
                                                     Executive Officer

                            Glossary of Defined Terms


Defined Terms                                                   Defined on Page
-------------                                                   ---------------

Acquisition Proposal.......................................................55
Affected Employees.........................................................43
Affiliate..................................................................55
Aggregate Basket...........................................................34
Agreement...................................................................1
Antitrust Law..............................................................37
Average Closing Price.......................................................4
Bank Commitments...........................................................28
Beneficial Ownership.......................................................55
Beneficially Own...........................................................55
Bolsa......................................................................27
Business Day...............................................................55
Cash Consideration..........................................................3
Certificate of Merger.......................................................1
Class A Cash Consideration..................................................3
Class B Cash Consideration..................................................3
Closing.....................................................................2
Closing Date................................................................2
Code.......................................................................55
Commitment Letter..........................................................28
Commitments................................................................28
Company.....................................................................1
Company Agreements.........................................................17
Company Articles...........................................................10
Company Board..............................................................11
Company Capitalization Date.................................................9
Company Certificates........................................................6
Company Class A Stock.......................................................9
Company Class B Stock.......................................................9
Company Class C Stock.......................................................3
Company Class D Stock.......................................................3
Company Disclosure Letter...................................................8
Company Financial Advisor..................................................25
Company Material Contract..................................................24
Company Organizational Documents...........................................12
Company Permits............................................................18
Company Plan...............................................................18
Company Plans..............................................................18
Company Preferred Stock.....................................................9
Company Required Approvals.................................................16
Company SEC Reports........................................................13
Company Stock Option........................................................4
Company Stock Plans.........................................................4

                            Glossary of Defined Terms


Defined Terms                                                   Defined on Page
-------------                                                   ---------------


Company Stockholder Approvals..............................................36
Company Stockholders Meeting...............................................36
Confidentiality Agreement..................................................35
Contract...................................................................27
Declaration................................................................25
Decree.....................................................................25
Disqualified Holders.......................................................36
Effective Time..............................................................2
Environmental Laws.........................................................22
Environmental Liabilities..................................................22
Environmental Permits......................................................22
Environmental Report.......................................................22
ERISA......................................................................18
Exchange Act...............................................................12
Exchange Fund...............................................................6
Expenses...................................................................42
FEMSA......................................................................25
FEMSA Commitment...........................................................28
Financing..................................................................44
Financing Termination......................................................44
Governmental Entity........................................................16
Hazardous Materials........................................................22
HSR Act....................................................................16
Initial Price...............................................................4
Intellectual Property......................................................24
Labor Law..................................................................18
Law........................................................................17
Letter of Transmittal.......................................................6
Lien.......................................................................10
Material Adverse Effect....................................................55
Merger......................................................................1
Merger Consideration........................................................3
Merger Sub..................................................................1
Panama Law..................................................................1
Parent......................................................................1
Parent Disclosure Letter...................................................26
Parent Required Approvals..................................................27
Parent Series D Shares......................................................3
Parties.....................................................................1
Paying Agent................................................................6
PBGC.......................................................................19
Permitted Refinancings.....................................................34
Person.....................................................................56

                            Glossary of Defined Terms


Defined Terms                                                   Defined on Page
-------------                                                   ---------------


Promissory Notes............................................................5
Proxy Statement............................................................16
Required Company Votes.....................................................12
Restricted Shareholders.....................................................4
Restricted Stock Agreements.................................................4
SEC.........................................................................9
Securities Act.............................................................16
Significant Subsidiary.....................................................56
Specified Directors........................................................12
Stockholder.................................................................1
Stockholder Agreement.......................................................1
Stockholder Agreements......................................................1
Subsidiary.................................................................56
Superior Proposal..........................................................39
Surviving Corporation.......................................................1
Takeover Statutes..........................................................26
Tax Returns................................................................23
Taxes......................................................................23
TCCC........................................................................1
TCCC Consideration..........................................................3
TCCC Stockholders Agreement.................................................3
Termination Date...........................................................48
Transaction Statement......................................................16
Transfer Taxes.............................................................42
Trust.......................................................................1
U.S. Employees.............................................................43
U.S. GAAP..................................................................13
U.S. Plan..................................................................19
Venbottling................................................................25
Voting Trust Agreement......................................................1
Voting Trust Amendment......................................................1
wholly owned Subsidiary....................................................56

                                                                    EXHIBIT 99.3

                                                                  EXECUTION COPY


                             STOCKHOLDERS AGREEMENT

     STOCKHOLDERS AGREEMENT, dated as of December 22, 2002 (this "Agreement"), among COCA-COLA FEMSA, S.A. DE C.V., a corporation organized under the laws of the United Mexican States ("Parent"), MIDTOWN SUB, INC., a corporation organized under the laws of the Republic of Panama and a wholly owned subsidiary of Parent ("Merger Sub"), PANAMERICAN BEVERAGES, INC., a corporation organized under the laws of the Republic of Panama (the "Company"), THE COCA-COLA EXPORT CORPORATION and ATLANTIC INDUSTRIES (each, a "Shareholder"), and, solely for purposes of
Section 4(c) of this Agreement, THE COCA-COLA COMPANY, a Delaware corporation ("TCCC"), and, solely for purposes of Section 15 of this Agreement, FOMENTO ECONOMICO MEXICANO, S.A. DE C.V., a corporation organized under the laws of the United Mexican States ("FEMSA").


                                    RECITALS

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement of Merger (as in effect on the date hereof, the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "Merger"), all on the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, as of the date hereof, the Shareholders are Beneficial Owners (as defined below) and the sole record owners of, and have the sole right to vote and dispose of, collectively, 28,458,626 shares of Class A Common Stock of the Company, U.S.$.01 par value ("Company Class A Stock"), 2,167,064 shares of Class B Common Stock of the Company, U.S.$.01 par value ("Company Class B Stock"), and two shares of Class C Preferred Stock of the Company, U.S.$.01 par value ("Company Class C Stock") (the "Existing Shares");

     WHEREAS, each Shareholder is a direct or indirect wholly owned Subsidiary of TCCC; and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent, Merger Sub and the Company, have required that the Shareholders agree, and the Shareholders have agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

     SECTION 1. Certain Definitions. For purposes of this Agreement:

     "Acquisition Proposal" has the meaning set forth in the Merger Agreement.

     "Action" means any demand, action, suit, countersuit, arbitration, proceeding, investigation or inquiry by or before any court or other Governmental Entity or any arbitration or mediation tribunal.

     "Additional Shares" has the meaning set forth in Section 6.

     "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to each Shareholder, "Affiliate" shall not include the Company or Parent and the Persons that directly, or indirectly through one or more intermediaries, are controlled respectively by the Company or Parent. For the avoidance of doubt, the Shareholders and TCCC are Affiliates of each other.

     "Agreement" has the meaning set forth in the opening paragraph.

     "Beneficially Owned" or "Beneficial Ownership" has the meaning given to such term in Rule 13d-3 under the Exchange Act. Securities Beneficially Owned by a Person shall include all securities Beneficially Owned by Affiliates of such Person and all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

     "Beneficial Owner" means, with respect to any securities, a Person who has Beneficial Ownership of such securities.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the opening paragraph.

     "Company Board" has the meaning set forth in the Merger Agreement.

     "Company Class A Stock" has the meaning set forth in the recitals.

     "Company Class B Stock" has the meaning set forth in the recitals.

     "Company Class C Stock" has the meaning set forth in the recitals.

     "Company Class D Stock" has the meaning set forth in Section 5.

     "Company Stockholders Meeting" has the meaning set forth in Section 3(a).

     "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Covered Shares" means the Existing Shares and the Additional Shares.

     "Disqualified Holders" shall have the meaning set forth in the Merger Agreement.

     "Effective Time" has the meaning set forth in the Merger Agreement.

     "Equity Financing" has the meaning set forth in Section 15(a).

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Existing Investment" means all shares of capital stock of Parent owned of record by TCCC or any of its Subsidiaries on the date hereof. For the avoidance of doubt, the term "Existing Investment" excludes the Promissory Notes and all Parent Series D Shares issued to TCCC or any of its Subsidiaries in connection with the Merger.

     "Existing Shares" has the meaning set forth in the recitals.

     "FEMSA Commitment" has the meaning set forth in the Merger Agreement.

     "FEMSA Transferor" has the meaning set forth in Section 15(a).

     "Governmental Entity" has the meaning set forth in the Merger Agreement.

     "Indemnifying Party" has the meaning set forth in Section 12.

     "Investment Agreement" has the meaning set forth in Section 9(d).

     "Law" has the meaning set forth in the Merger Agreement.

     "Losses" means any claims, damages, losses (including, for purposes of Section 12 only, the loss in value of any investment in Parent that is not an Existing Investment), expenses, costs, awards, obligations or liabilities of any kind (including, without limitation, the fees and expenses of attorneys and other advisors).

     "Merger" has the meaning set forth in the recitals.

     "Merger Agreement" has the meaning set forth in the recitals.

     "Merger Sub" has the meaning set forth in the recitals.

     "Mexican GAAP" means the generally accepted accounting principles as in effect from time to time in Mexico.

     "Parent" has the meaning set forth in the opening paragraph.

     "Parent Board" means the Board of Directors of Parent.

     "Parent SEC Reports" has the meaning set forth in Section 12.

     "Parent Series A Shares" has the meaning set forth in Section 8(d).

     "Parent Series B Shares" has the meaning set forth in Section 8(d).

     "Parent Series D Shares" has the meaning set forth in Section 8(d).

     "Parent Series L Shares" has the meaning set forth in Section 8(d).

     "Parent Shares" has the meaning set forth in Section 8(d).

     "Person" has the meaning set forth in the Merger Agreement.

     "Promissory Notes" has the meaning set forth in the Merger Agreement. The Promissory Notes shall be substantially in the form set forth in Exhibit A hereto.

     "Proxy Statement" has the meaning set forth in the Merger Agreement.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" has the meaning set forth in Section 7(e).

     "Shareholder" has the meaning set forth in the opening paragraph.

     "Shareholder Indemnified Parties" means TCCC, the Shareholders and their Subsidiaries and each of their respective officers, directors, employees, agents or other representatives.

     "Subsidiary" has the meaning set forth in the Merger Agreement.

     "Surviving Corporation" has the meaning set forth in the Merger Agreement.

     "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment, gift, lease, exchange, mortgage, alienation or other disposition or hypothetication of record, in each case, to any Person other than Parent, of such security or any instrument or any other voting trust certificate, representing the ownership of such security, or the Beneficial Ownership thereof, and each option, agreement, arrangement or understanding with any Person other than Parent, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

     SECTION 2. Limit on Disposition; Solicitation. Each Shareholder undertakes that:

     (a) Except as contemplated by this Agreement or the Merger Agreement, prior to any termination of this Agreement in accordance with Section 10, such Shareholder shall not and shall cause TCCC and its other Subsidiaries not to (i) Transfer any Covered Shares or (ii) grant any proxy or power-of-attorney with respect to any Covered Shares, except to TCCC or Subsidiaries of TCCC which agree in writing for the benefit of the parties hereto to be bound by this Agreement as if they were such Shareholder.

     (b) Except as contemplated by this Agreement, prior to any termination of this Agreement in accordance with Section 10, such Shareholder shall not and shall cause TCCC and its other Subsidiaries not to, directly or indirectly solicit, initiate or knowingly encourage any inquiries or proposals from, knowingly discuss or knowingly negotiate with, or knowingly provide any non-public information to, any Person relating to any Acquisition Proposal (other than to the extent relating to discussions regarding any territorial reconfiguration of the TCCC bottling system in Latin America proposed to be completed after the Effective Time within the framework of the business understandings to be discussed by Parent and TCCC); provided, however, that, if the Company Board shall have furnished information to, or entered into discussions or negotiations with, any person in accordance with the proviso to
Section 7.04(a) of the Merger Agreement, then (upon prior written notice to Parent and only for a period of time that is concurrent with the period of time during which such information is being furnished or such discussions or negotiations are continuing in accordance with such proviso) the Shareholders shall be permitted to furnish information or enter into discussions or negotiations with such person, as the case may be, consistent with such actions of the Company Board (it being understood that (i) the Shareholders shall provide information to Parent with respect to such actions to the same extent that Section 7.04 of the Merger Agreement requires the Company Board to provide information to Parent with respect to the Company Board's actions pursuant to such proviso and (ii) the Company shall be deemed to have waived (for such period of time as the Shareholders are so providing information or continuing discussions or negotiations ) any limitations on the rights of Parent (or any of its Affiliates) or the Shareholders (or any of their respective Affiliates) to contact one another, to hold discussions or negotiations with one another or to request or receive information from one another).

     SECTION 3. Shareholder Vote. Each Shareholder undertakes that, prior to any termination of this Agreement in accordance with Section 10:

     (a) At such time as the Company conducts a meeting of, or otherwise seeks a vote or consent of, its shareholders in connection with the approval and adoption of the Merger Agreement and the Merger or in connection with the approval of a resolution granting the holders of Company Class A Stock, as a class, the right to vote on the approval of the Merger Agreement and the Merger (such meetings or any adjournment thereof, or such consent process, the "Company Stockholders Meeting"), such Shareholder shall, and shall cause TCCC and its other Subsidiaries to, vote or provide a consent with respect to all then-outstanding Covered Shares Beneficially Owned by such Shareholder, TCCC or TCCC's other Subsidiaries, as the case may be, in favor of the Merger Agreement and the Merger and in favor of the grant of the right to vote in connection with the Merger Agreement and the Merger to the holders of Company Class A Stock; provided, however, that the Shareholders shall not be required to vote Company Class C Stock in favor of the Merger unless the holders of the majority of outstanding shares of Company Class A Stock present or represented by proxy at the Company Stockholders Meeting that are not Disqualified Holders vote in favor of the Merger in the manner provided in Sections 3.03(a)(iii) and 7.02(ii)(B) of the Merger Agreement.

     (b) Such Shareholder shall and shall cause TCCC and its other Subsidiaries to (at each meeting of shareholders and in connection with each consent solicitation) vote all then-outstanding Covered Shares Beneficially Owned by such Shareholder against, and not provide consents to, any and all Acquisition Proposals other than the Merger Agreement and the Merger.

     (c) Except as set forth in clauses (a) and (b) of this Section 3, such Shareholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the shareholders of the Company.

     SECTION 4. Reasonable Efforts to Cooperate. (a) Each Shareholder, without further consideration, will, and will cause TCCC and its other Subsidiaries to, use reasonable efforts to promptly provide any information reasonably required for any regulatory application or filing required to be made on the part of Parent, Merger Sub or the Company or any approval required to be obtained by Parent, Merger Sub or the Company in connection with the Merger and the Merger Agreement (including filings with the SEC or any other Governmental Entity) and use reasonable efforts to assure that the information so provided is accurate in all material respects. In addition, each Shareholder, without further consideration, will, and will cause TCCC and its other Subsidiaries to, use reasonable efforts to promptly make all filings or applications reasonably required to be made by any Governmental Entity in connection with the Merger and the Merger Agreement.

     (b) Each Shareholder hereby consents, and shall cause TCCC and its other Subsidiaries to consent, to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by Law or any Governmental Entity, in any other documents or communications provided by Parent, Merger Sub or the Company to any Governmental Entity or to securityholders of the Company or Parent) of such Shareholder's identity and Beneficial Ownership of the Covered Shares, the nature of such Shareholder's commitments, arrangements and understandings under and relating to this Agreement and the Merger Agreement and any additional requisite information regarding the relationship of such Shareholder and TCCC and its other Subsidiaries with Parent and its Subsidiaries and/or the Company and its Subsidiaries; provided, however, that Parent and the Company shall give each Shareholder reasonable advance notice of such proposed publication and disclosure, and any specific publication or disclosure of any of the foregoing shall be subject to advance written approval of each Shareholder (which approval will not be unreasonably withheld or delayed).

     (c) To the extent TCCC may have a right to consent to, authorize or approve the Merger and the other transactions contemplated hereby and by the Merger Agreement pursuant to the bottling and distribution agreements between TCCC and subsidiaries of the Company, TCCC hereby agrees that it shall provide any such consent, authorization or approval in furtherance of the consummation of the Merger and the other transactions contemplated by the Merger Agreement; provided, however, that TCCC shall have no obligation pursuant to this Section 4(c) in the event of any amendment or modification to the Merger Agreement or any of the transactions contemplated by or related to the Merger Agreement or this Agreement that is not consented to in writing by TCCC.

     SECTION 5. Exchange of Securities. (a) The parties agree that following the recordation of filings required to be made under Panama Law with the Public Registry of the Republic of Panama in connection with the Merger and subject to the satisfaction or irrevocable waiver of all of the conditions set forth in
Article VIII of the Merger Agreement, immediately prior to the Effective Time, the Company will exchange, and the Shareholders will present to the Company for exchange, each issued and outstanding share of the Company Class A Stock and the Company Class B Stock that is held by the Shareholders at a 1:1 ratio for one validly issued, fully paid and nonassessable share of Class D Preferred Stock of the Company, U.S.$.01 par value ("Company Class D Stock"), with a certificate of designation substantially in the form set forth in Exhibit B hereto.

     (b) Subject to the terms and conditions set forth in the Merger Agreement, Parent agrees, and agrees to cause the Surviving Corporation, for the benefit of the Shareholders to comply with the provisions of Article 2 of the Merger Agreement as they relate to the Shareholders, the Promissory Notes and the Parent Series D Shares (including any cash in lieu of fractional shares provided therein).

     SECTION 6. Additional Shares. Each Shareholder agrees that any additional shares of common or preferred stock of the Company or securities convertible into such shares acquired by such Shareholder or TCCC or its other Subsidiaries or over which such Shareholder or TCCC or its other Subsidiaries acquire Beneficial Ownership during the period from the date of this Agreement through any termination of this Agreement in accordance with Section 10 (the "Additional Shares"), including pursuant to an exchange, swap, purchase, dividend, stock split, distribution, exercise of options, exercise of a right of first refusal, warrant, Transfer or other rights or entitlements to acquire shares of common or preferred stock of the Company on and after the date hereof shall immediately be subject to the provisions of this Agreement.

     SECTION 7. Representations and Warranties of Shareholder Parties. Each Shareholder represents and warrants to Parent, Merger Sub and the Company as follows:

     (a) Such Shareholder has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder and no further proceedings or actions on the part of such Shareholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     (b) This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) As of the date of this Agreement, (i) the Shareholders, together with TCCC and certain wholly owned Subsidiaries of TCCC, are the sole Beneficial Owners of the Existing Shares; and (ii) the Shareholders have legal and beneficial ownership and are the sole record holders of all the Existing Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests (other than as created by (u) this Agreement, (v) the Merger Agreement, (w) the organizational documents of the Company, (x) restrictions imposed under applicable Laws, (y) the Investment Agreement, and (z) the voting agreement between the Shareholders and certain other shareholders of the Company). The Existing Shares constitute all of the capital stock of the Company Beneficially Owned by the Shareholders, TCCC or its other Subsidiaries on the date hereof.

     (d) The execution and delivery of this Agreement by such Shareholder does not and the performance of this Agreement by such Shareholder will not (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) under any mortgage, bond, indenture, agreement, instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of its properties (including the Covered Shares) is bound or such Shareholder's constituent documents, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or other Governmental Entity that is binding on such Shareholder or any of its properties or (iii) constitute a violation by such Shareholder of any Law.

     (e) Such Shareholder is a non-natural person "accredited investor" as defined in Rule 501 under the U.S. Securities Act of 1933 (the "Securities Act"). Such Shareholder understands that the Company Class D Stock, the Promissory Notes and Parent Series D Shares to be issued in respect thereof have not been and will not be registered under the Securities Act. Such Shareholder will acquire the Parent Series D Shares to be issued in respect of the Promissory Notes for its own account and not with a view to any distribution other than transfers exempt from the registration requirements of the Securities Act.

     (f) Such Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder's execution, delivery and performance of this Agreement.

     SECTION 8. Representations and Warranties of Parent and Merger Sub. Parent represents and warrants to the Shareholders as follows:

     (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Merger Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Parent and Merger Sub and no further proceedings or actions on the part of Parent or Merger Sub are necessary to authorize the execution, delivery or performance of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby.

     (b) Each of this Agreement and the Merger Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery of this Agreement and the Merger Agreement by the other parties thereto, constitutes the valid and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) The execution and delivery of this Agreement and the Merger Agreement by each of Parent and Merger Sub does not and the performance of this Agreement and the Merger Agreement by each of Parent and Merger Sub will not (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) under any mortgage, bond, indenture, agreement, instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their respective properties is bound (or any of the constituent documents of Parent of Merger Sub), (ii) violate any judgment, order, injunction, decree or award of any Governmental Entity that is binding on Parent, Merger Sub or any of their respective properties or (iii) constitute a violation by Parent or Merger Sub of any law or regulation of any jurisdiction.

     (d) The authorized capital stock of Parent consists of (i) 726,750,000 shares of Series A Common Stock, no par value ("Parent Series A Shares"); (ii) 270,750,000 shares of Series B Common Stock, no par value ("Parent Series B Shares"); (iii) 427,500,000 shares of Series D Common Stock, no par value ("Parent Series D Shares"); and (iv) 474,750,000 shares of Series L Common Stock, no par value ("Parent Series L Shares" and, together with Parent Series A Shares, Parent Series B Shares and Parent Series D Shares, "Parent Shares"). As of the date hereof, (i) 726,750,000 Parent Series A Shares, 427,500,000 Parent Series D Shares and 270,750,000 Parent Series L Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable;
(ii) 270,750,000 Parent Series B Shares and 204,000,000 Parent Series L Shares are held in the treasury of Parent; and (iii) no shares are reserved for future issuance pursuant to stock options. Upon the issuance of Parent Series A Shares upon the closing of the FEMSA Commitment, there will be 844,078,519 Parent Series A Shares issued and outstanding, all of which will be validly issued, fully paid and non-assessable, and upon the issuance of Parent Series D Shares immediately following the surrender of the Promissory Notes, there will be 731,545,678 Parent Series D Shares issued and outstanding, all of which will be validly issued, fully paid and non-assessable. Except as set forth in this
Section 8(d), except as contemplated by the Merger Agreement and except for stock options granted pursuant to the stock option plans of Parent, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to issue or sell any shares of capital stock of, or other equity interests in, Parent or Merger Sub. All Parent Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Parent or Merger Sub to repurchase, redeem or otherwise acquire any Parent Shares or any capital stock of Merger Sub.

     (e) The Parent Series D Shares to be issued upon surrender of the Promissory Notes in accordance with the terms and conditions set forth in the Merger Agreement will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Parents' constituent documents or any agreement to which the Parent is a party or is bound. The Promissory Notes to be issued pursuant to the Merger in accordance with the terms and conditions set forth in the Merger Agreement will prior to issuance have been duly and validly executed and delivered by Parent, and will constitute the legal, valid and binding agreement of Parent, enforceable against Parent in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     SECTION 9. Representations and Warranties of the Company. The Company represents and warrants to the Shareholders and Parent as follows:

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further proceedings or actions on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     (b) This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) The execution and delivery of this Agreement by the Company does not and the performance of this Agreement by the Company will not (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) under any mortgage, bond, indenture, agreement, instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound, (ii) violate any judgment, order, injunction, decree or award of any Governmental Entity that is binding on the Company or any of its properties or (iii) constitute a violation by the Company of any law or regulation of any jurisdiction.

     (d) The execution and delivery of this Agreement by the Shareholders does not, and the performance of this Agreement and any requests for waivers, modifications or amendments by the Shareholders under this Agreement will not, conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) under the Amended and Restated Investment Agreement dated as of November 1, 1995, as amended or supplemented (the "Investment Agreement") by and among the Company, TCCC and TCCC Export Corporation, a Delaware corporation and a wholly owned subsidiary of TCCC.

     (e) The Company Class D Stock to be issued pursuant to Section 5 of this Agreement will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Company's constituent documents or any agreement to which the Company is a party or is bound.

     SECTION 10. Termination. This Agreement shall terminate upon the earliest of (a) the date on which all Covered Shares Beneficially Owned by the Shareholder have been acquired by one or more of Parent, Merger Sub and their respective controlled Affiliates, (b) the

Effective Time, (c) the termination of the Merger Agreement, (d) the withdrawal or adverse modification by the Company Board of its approval or recommendation of the Merger or the Merger Agreement or (e) the time at which the Merger Agreement is no longer in full force and effect in accordance with its terms on the date hereof. Any such termination shall be without prejudice to liabilities arising hereunder before such termination, and provided, further, that the representations and warranties of Parent and Merger Sub set forth in Section 8 of this Agreement and of the Company set forth in Section 9 of this Agreement, and the provisions of Sections 12, 13, 14, 15 and 16 shall survive any such termination if the Effective Time occurs.

     SECTION 11. Shareholder Capacity. Notwithstanding anything herein to the contrary:

     (a) No director, officer, partner, member, employee or designee of either Shareholder who is or becomes, during the term hereof a director or officer of the Company makes any representation, warranty, undertaking or agreement herein in his or her capacity as such a director or officer.

     (b) Each Shareholder has entered into this Agreement solely in such Shareholder's capacity as the Beneficial Owner of Covered Shares and nothing herein shall limit or affect any actions taken or omitted to be taken at any time by any director, officer, partner, member, employee or designee, as applicable, of such Shareholder in his or her capacity as an officer or director of the Company.

     (c) Neither Shareholder shall have any liability to the Company, Parent, Merger Sub or any of their respective Affiliates under this Agreement or otherwise as a result of any action taken or omitted to be taken by any director, officer, partner, member, employee or designee, as applicable, of such Shareholder in his or her capacity as an officer or director of the Company.

     SECTION 12. Business Indemnification. (a) After the Effective Time, Parent (in such capacity, the "Indemnifying Party") agrees to indemnify and hold harmless the Shareholder Indemnified Parties from and against any and all Losses (other than Losses with respect to the value of the Existing Investment) that arise out of or are based upon:

          (i) the existence in any form, report, certification or document required to be filed by Parent with the SEC from and after January 1, 2000 and prior to the date of this Agreement, including any information, financial statements, exhibits or schedules included or incorporated by reference therein (the "Parent SEC Reports"), when filed (or, if amended, superseded or supplemented by a filing prior to the date of this Agreement, then on the date of such filing), of any untrue statement of a material fact or omission to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (ii) the failure, in any material respect, of the consolidated financial statements (including the related notes) of Parent included (or incorporated by reference) in the Parent SEC Reports filed with the SEC since January 1, 2002, when filed (or, if amended, superseded or supplemented by a filing prior to the date of this Agreement, then on the date of such filing) to (x) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto, (y) have been prepared in conformity with Mexican GAAP (except, in the case of unaudited interim financial statements, as permitted by the rules and regulations of the
     SEC), applied on a consistent basis (except as specifically indicated in the notes thereto), or (z) have fairly presented the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments); or

          (iii) except as set forth in the Parent SEC Reports, any liabilities or obligations, as of the date hereof, of Parent and its Subsidiaries of any nature, whether or not accrued, absolute, contingent, liquidated or unliquidated or otherwise, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under Mexican GAAP, except liabilities or obligations which have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole.

     (b) Any amounts paid under Section 12(a) shall not exceed U.S.$673,765,224. No claim for indemnification under this Section 12(a) may be made by the Shareholder Indemnified Parties unless notice of such claim is provided to Parent during a period of two years following the Effective Time. No claim for indemnification under Section 12(a) may be made with respect to matters recorded in the minutes of the meetings of the Parent Board prior to the date of this Agreement.

     SECTION 13. Transaction Indemnification. After the Effective Time, the Indemnifying Party hereby agrees to indemnify and hold harmless the Shareholder Indemnified Parties against and from all Losses that any such Shareholder Indemnified Party incurs as a result of any Action, insofar as such Losses arise as a result of, or with respect to, (i) any breach of fiduciary duties by members of the Company Board or the Parent Board in connection with the approval of the Merger, the Merger Agreement, this Agreement, the other Stockholders Agreements and the transactions contemplated thereby or (ii) any untrue statement of a material fact contained in the Proxy Statement (including any amendments or supplements thereto) or any omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, (x) the Indemnifying Party shall not have any liability under clause (i) above to the extent such Losses are found by a court of competent jurisdiction to have been caused by any willful or intentional conduct of any Shareholder Indemnified Party, (y) the Indemnifying Party shall not have any liability under clause (ii) above with respect to any information furnished by any Shareholder Indemnified Party for inclusion in the Proxy Statement, and (z) for purposes of this Section 13, Losses shall not include any Losses in value with respect to the capital stock of Parent owned by any Shareholder Indemnified Party.

     SECTION 14. Indemnification Procedures. (a) If any Action is instituted for which a Shareholder Indemnified Party intends to claim any Losses in accordance with Section 12 or Section 13, such Shareholder Indemnified Party shall promptly notify the Indemnifying Party of such Action. The failure of a Shareholder Indemnified Party to give any notice required by this Section shall not affect any Shareholder Indemnified Party's rights under this Section except to the extent such failure is actually prejudicial to the rights or obligations of the Indemnifying Party.

     (b) If a claim made pursuant to Section 12 or Section 13 arises out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances relating thereto, the Indemnifying Party shall have thirty (30) days after receipt of the notice referred to above to notify the Shareholder Indemnified Party that it elects to conduct and control such action. If the Indemnifying Party does not give the foregoing notice, the Shareholder Indemnified Party shall have the right to defend, contest and, subject to the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or compromise such action in the exercise of its reasonable discretion, and the Indemnifying Party shall, upon request from the Shareholder Indemnified Party, promptly pay to such Shareholder Indemnified Party, in accordance with the other terms of Section 12 or 13, the amount of any Losses for which indemnification is provided hereunder. If the Indemnifying Party gives the foregoing notice, the Indemnifying Party shall have the right to undertake, conduct and control, through counsel of its own choosing and at its sole expense, the conduct and settlement of such action and the Shareholder Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, however, that (a) the Indemnifying Party shall not, without the consent of the affected Shareholder Indemnified Party, enter into any settlement the effect of which is to create or impose any lien upon any of the properties or assets of such Shareholder Indemnified Party;
(b) the Indemnifying Party shall not consent to any settlement without the prior written consent of the affected Shareholder Indemnified Party, which consent shall not be unreasonably withheld or delayed; (c) the Indemnifying Party shall not enter into any settlement the effect of which is to permit any injunction, declaratory judgment or other nonmonetary relief to be entered against any Shareholder Indemnified Party; (d) the Indemnifying Party shall permit the Shareholder Indemnified Party to participate in such conduct or settlement through counsel chosen by the Shareholder Indemnified Party, with the fees and expenses of such counsel borne by the Shareholder Indemnified Party unless under then applicable standards of professional conduct a conflict would exist, or be reasonably foreseeable to arise, between the Indemnifying Party, on the one hand, and the Shareholder Indemnified Parties, on the other hand, in which event such fees and expenses of such counsel shall be borne by the Indemnifying Party, but under no circumstance shall the Indemnifying Party be required to pay the expenses of more than one such separate counsel in connection with such claim; and (e) the Indemnifying Party shall agree promptly to reimburse the Shareholder Indemnified Party for the full amount of any Losses resulting from such action (except for expenses borne by the Shareholder Indemnified Party pursuant to clause (d) hereof) incurred by the Shareholder Indemnified Party, including reasonable and documented fees and expenses of counsel for the Shareholder Indemnified Party.

     SECTION 15. Tax Treatment of the Transaction. (a) It is the intent of the parties hereto that the transactions contemplated by the Merger Agreement and this Agreement will qualify as nontaxable transactions under Section 351 of the Code and as nontaxable transactions to the parties hereto under the Laws of Mexico and Panama. Parent (and, as applicable, FEMSA) will take all of the following actions in order that the transactions contemplated by the Merger Agreement will be nontaxable under Section 351 of the Code:

          (i) Parent will take all action necessary to cause the organizational documents of Parent to be amended prior to the Company Stockholder Meeting to provide the holders of the Parent Series L Shares with the right to elect two directors to the Parent Board;

          (ii) Parent and FEMSA will cause all equity financing (the "Equity Financing") provided by FEMSA and its Subsidiaries to Parent pursuant to the FEMSA Commitment to be provided by the Subsidiary of FEMSA (the "FEMSA Transferor") that, as of the date hereof and as of the date such equity financing is provided, owns all of the Parent Series A Shares;

          (iii) Parent represents, warrants, covenants and agrees that as of the date hereof and as of the date of the Equity Financing, it does not, and will not, have any plan or intention to sell or otherwise dispose of the shares of the Company received upon the Merger and, until twelve months after the Effective Time, will not sell or otherwise dispose of such Series A Shares without the prior written consent of TCCC, which consent shall not be unreasonably withheld;

          (iv) Until December 31, 2008, and except if Parent disposes of shares of the Company received upon the Merger in a manner described in Treasury Regulation section 1.367(a)-8(g)(2)(i), Parent will not sell or otherwise dispose of such shares without the prior written consent of TCCC, which consent shall not be unreasonably withheld;

          (v) Each of Parent and Company represents, warrants, covenants and agrees that as of the date hereof and as of the date of the Equity Financing, it does not, and will not, have any plan or intention to sell or otherwise dispose of substantially all (as defined in Rev. Proc. 77-37, 1977-2 C.B. 568) of the assets of the Company (or cause such disposition) and, until twelve months after the Effective Time, will not sell or otherwise dispose of substantially all of such assets (or cause such disposition) without the prior written consent of TCCC, which consent shall not be unreasonably withheld;

          (vi) Until December 31, 2008, and except for any disposition of Company assets in a manner described in Treasury Regulation section 1.367(a)-8(g)(3), Parent will not permit the Company to sell or otherwise dispose of substantially all (as defined in Rev. Proc. 77-37, 1977-2 C.B.
     568) of its assets without the prior written consent of TCCC, which consent shall not be unreasonably withheld.

     (b) Each of FEMSA and Parent represents, warrants, covenants and agrees that as of the date hereof and as of the date of the Equity Financing, (x) the FEMSA Transferor does not, and will not, have any plan or intention to sell or otherwise dispose of the Parent Series A Shares that it owns at such times or will acquire in exchange for the Equity Financing and, until twelve months after the Effective Time, will not sell or otherwise dispose of such Series A Shares without the prior written consent of TCCC, which consent shall not be unreasonably withheld, (y) there are no options, warrants, convertible debt or other rights outstanding to acquire shares of Parent stock, the exercise of which would cause the FEMSA Transferor and the Shareholders to fail to control (within the meaning of Section 368(c) of the Code) Parent after the transactions contemplated by the Merger Agreement and this Agreement, taking into account such exercise; and (z) Parent does not and will not have any plan or intent to cause the issuance by Parent of shares of Parent stock, options, warrants, convertible debt or other rights to acquire shares of Parent stock, which shares or the exercise of which options, warrants, convertible debt or other rights to acquire shares of Parent stock would cause the FEMSA Transferor and the Shareholders not to be in control (within the meaning of Section 368(c) of the Code) of Parent after the transactions contemplated in the Merger Agreement and this Agreement, taking into account such issuance or exercise.

     (c) Parent and FEMSA will, and will cause the FEMSA Transferor, Merger Sub and, after the Effective Time, the Company to, refrain from taking any action that would be inconsistent with the intent to qualify the transactions contemplated by the Merger Agreement and this Agreement as nontaxable to the parties hereto under the Laws of Mexico and Panama, except, with respect to Panama, Parent and FEMSA may take the actions permitted by the second sentence of Section 15(d) under the circumstances in which Parent or FEMSA receives an opinion from Panamanian counsel mutually acceptable to Parent or FEMSA, as the case may be, and TCCC, that a party to any transaction contemplated by the Merger Agreement and this Agreement is more likely than not subject to Panamanian tax in respect of such transaction.

     (d) Each of the parties will treat the transactions contemplated by the Merger Agreement and this Agreement for all U.S. federal, state, local, Mexican and Panamanian tax purposes as a nontaxable transaction with respect to TCCC and the Shareholders. Without limiting the generality of the foregoing, and unless, with respect to Panama, Parent or FEMSA receives an opinion from Panamanian counsel mutually acceptable to Parent or FEMSA, as the case may be, and TCCC, that TCCC or a Shareholder is more likely than not subject to Panamanian tax in respect of any transaction contemplated by the Merger Agreement and this Agreement, (i) none of the parties will file any tax returns or other written submissions with any relevant taxing authority that are inconsistent with the position that the transactions contemplated by the Merger Agreement and this Agreement qualifies as a nontaxable transaction under Section 351 of the Code and as a nontaxable transaction under the Laws of Mexico and Panama, and (ii) none of the Parent, Merger Sub or the Company will withhold any amounts or other consideration payable to the Shareholders as a result of the transactions contemplated by the Merger Agreement or this Agreement or pay over to any Governmental Entity any such amounts in respect of taxes or otherwise.

     SECTION 16. Payments by Parent. The parties hereby agree that any amount payable by Parent pursuant to Section 12 or 13 hereof or any amount of damages or settlement payable by Parent resulting from any breach of Section 15 hereof shall be equal to the product of (a) such amount without regard to this Section 16, multiplied by (b) a fraction, the numerator of which shall be one, and the denominator of which shall be one minus the percentage representing the aggregate percentage economic interest in the outstanding capital stock of Parent represented by the outstanding capital stock of Parent held by TCCC and its Subsidiaries, determined in each case at the time such payment is made by Parent.

     SECTION 17. Miscellaneous. (a) Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties (together, in the case of the Company and Parent, with the Merger Agreement and the Stockholder Agreements (as defined in the Merger Agreement)) with respect to the transactions contemplated hereby and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement, nor any of the rights and obligations under this Agreement shall be transferred by any party without the prior written consent of the other parties; provided, however, that each Shareholder may transfer any of its respective rights and obligations to any transferee permitted by Section 2(a).

     (b) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except (i) as provided pursuant to any other written agreement or (ii) that the reasonable out-of-pocket expenses incurred by TCCC or the Shareholders in connection with this Agreement and the transactions contemplated hereby shall be reimbursed by Parent to the extent that such reimbursement is approved by the Audit Committee of the Parent Board.

     (c) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     (d) Amendment. This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto. In addition, no waiver or release of compliance by any other party with any representation, agreement, obligation or condition otherwise required to be complied with by any such party under this Agreement shall be effective unless in writing and executed by Parent or the respective Shareholder.

     (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been given upon receipt) by hand delivery in writing or by facsimile transmission with confirmation of receipt, as follows:

                     If to the Shareholders or TCCC, to:

                     The Coca-Cola Company
                     One Coca-Cola Plaza
                     Atlanta, Georgia  30313
                     Attention:  Chief Financial Officer
                     Facsimile:  (404) 676-8683

                     with a copy to:

                     The Coca-Cola Company
                     One Coca-Cola Plaza
                     Atlanta, Georgia  30313
                     Attention:  General Counsel
                     Facsimile:  (404) 676-6792

                     and with a copy to:

                     King & Spalding
                     191 Peachtree Street

                     Atlanta, Georgia  30303
                     Attention:  C. William Baxley
                     Facsimile:  (404) 572-5100

                     If to Parent or Merger Sub, to:

                     Coca-Cola FEMSA, S.A. de C.V.
                     Guillermo Gonzalez Camarena No. 600
                     Centro de Ciudad Santa Fe
                     01210 Mexico, D.F., Mexico
                     Attention: Chief Financial Officer
                     Facsimile: 011-5255-5292-3475

                     with a copy to:

                     Coca-Cola FEMSA, S.A. de C.V.
                     Guillermo Gonzalez Camarena No. 600
                     Centro de Ciudad Santa Fe
                     01210 Mexico, D.F., Mexico
                     Attention: General Counsel
                     Facsimile: 011- 5281-8328-6180

                     and with a copy to:

                     Cleary, Gottlieb, Steen & Hamilton
                     One Liberty Plaza
                     New York, NY  10006
                     Attention: Jaime A. El Koury, Esq.
                                Ethan A. Klingsberg, Esq.
                     Facsimile: (212) 225-3999

                     If to FEMSA, to:

                     General Anaya 601 Pte.,
                     Colonia Bella Vista
                     Monterrey
                     N.L. 64410, Mexico
                     Attention: Chief Financial Officer
                     Facsimile: 011-5281-8328-6080

                     with a copy to:

                     General Anaya 601 Pte.,
                     Colonia Bella Vista
                     Monterrey
                     N.L. 64410, Mexico
                     Attention: General Counsel

                     Facsimile: 011- 5281-8328-6180

                     If to the Company, to:

                     Panamerican Beverages, Inc.
                     c/o Panamco L.L.C.
                     701 Waterford Way, Suite 800
                     Miami, FL  33126
                     Attention: General Counsel
                     Facsimile: (786) 388-8191

                     with a copy to:

                     Cravath, Swaine & Moore
                     825 Eighth Avenue
                     New York, NY 10019
                     Attention: Richard Hall, Esq.
                     Facsimile: (212) 474-3700

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (f) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     (g) Remedies. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the other parties would be irreparably and immediately harmed. It is accordingly agreed that (a) each party will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) each party shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Agreement. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (h) Governing Law; Jurisdiction. (i) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the choice of law principles thereof.

          (ii) Each of the parties (A) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (B) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (C) waives any right to trial by jury with respect to any action, suit or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement,
     (D) waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in any such court, (E) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (F) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of New York.

          (iii) Each party agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address in the United States set forth in Section 17(e) for such party.

     (i) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (j) Limited Purposes. The parties hereby acknowledge that (i) TCCC has agreed to be a party to this Agreement solely for purposes of Section 4(c) of this Agreement; and (ii) FEMSA has agreed to be a party to this Agreement solely for purposes of Section 15 of this Agreement.

     (k) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.



                                             COCA-COLA FEMSA, S.A. DE C.V.


                                             By:  /s/ CARLOS SALAZAR
                                                  ------------------------
                                                  Name:  Carlos Salazar
                                                  Title: Attorney-in-Fact



                                             MIDTOWN SUB, INC.


                                             By:  /s/ HECTOR TREVINO
                                                  ------------------------
                                                  Name:  Hector Trevino
                                                  Title: Attorney-in-Fact



                                             PANAMERICAN BEVERAGES, INC.


                                             By:  /s/ CRAIG D. JUNG
                                                  ------------------------
                                                  Name:  Craig D. Jung
                                                  Title: President and Chief
                                                         Executive Officer

                                            THE COCA-COLA EXPORT CORPORATION


                                            By: /s/ DEVAL L. PATRICK
                                                ------------------------
                                                Name:  Deval L. Patrick
                                                Title: Executive Vice President



                                            ATLANTIC INDUSTRIES


                                           By:  /s/ DEVAL L. PATRICK
                                                ------------------------
                                                Name:  Deval L. Patri
                                                Title: Director



                                            THE COCA-COLA COMPANY


                                            By: /s/ DEVAL L. PATRICK
                                                ------------------------
                                                Name:  Deval L. Patrick
                                                Title: Executive Vice President
                                                       and General Counsel

                                                 FOMENTO ECONOMICO
                                                 MEXICANO, S.A. DE C.V.



                                                 By: /s/ Carlos Aldrete
                                                     --------------------------
                                                      Name:  CARLOS ALDRETE
                                                      Title: Attorney-in-Fact

                                                                    EXHIBIT 99.4

                                                                  EXECUTION COPY


                             STOCKHOLDER AGREEMENT

     STOCKHOLDER AGREEMENT, dated as of December 22, 2002 (this "Agreement"), among the persons set forth in Schedule A (each a "Stockholder Party"), Woods W. Staton, II and James M. Gwynn, solely in their capacities as voting trustees and not individually (collectively, and together with any successor trustees, the "Voting Trustees") of and acting on behalf of the voting trust (the "Voting Trust") established pursuant to the Voting Trust Agreement for certain shares of the Company Class B Stock (as defined below), amended and restated as of July 15, 1993 (as amended on the date hereof, the "Voting Trust Agreement"), the Voting Trust, Coca-Cola Femsa, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Parent"), Midtown Sub, Inc., a corporation organized under the laws of the Republic of Panama and a wholly owned Subsidiary of Parent ("Merger Sub"), and Panamerican Beverages, Inc., a corporation organized under the laws of the Republic of Panama (the "Company").

                                    RECITALS

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement of Merger (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "Merger"), all on the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, each Stockholder Party has deposited with the Voting Trust shares of Class B Common Stock of the Company, U.S. $0.01 par value ("Company Class B Stock");

     WHEREAS, as of the date hereof, each Stockholder Party is the Beneficial Owner (as defined below) and sole record owner of, and has the sole right, with respect to matters (the "Pass-Through Matters") as to which such direction is provided for pursuant to Section 5.3 of the Voting Trust Agreement, to direct the voting of the Company Class B Stock underlying the voting trust certificates of the Voting Trust (the "Trust Certificates"), set forth opposite such Stockholder Party's name in Schedule A (together with such additional Trust Certificates as become owned of record by such Stockholder Party after the date hereof, such Stockholder Party's "Owned Certificates");

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Stockholder Parties have amended the Voting Trust Agreement, with respect to certain matters contemplated by this Agreement and the Merger Agreement, pursuant to an amendment agreement in the form attached hereto as Exhibit A (the "Voting Trust Amendment");

     WHEREAS, as an inducement and condition to enter into the Merger Agreement, the Company, Parent and Merger Sub have required that the Stockholder Parties, the Voting Trustees and the Voting Trust enter into this Agreement; and

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

     SECTION 1. Certain Definitions. For purposes of this Agreement:

     "Acquisition Proposal" has the meaning set forth in Section 10.11(a) of the Merger Agreement.

     "Affiliate" has the meaning set forth in the Merger Agreement, except that, for purposes of this Agreement, with respect to any Stockholder Party, "Affiliate" shall not include the Company or any of the Persons that are directly or indirectly controlled by the Company or any trust that is not a party to this Agreement.

     "Agreement" has the meaning set forth in the opening paragraph.

     "Beneficially Owned" or "Beneficial Ownership" has the meaning given to such term in Rule 13d-3 under the Exchange Act. Securities Beneficially Owned by a Person shall include all securities Beneficially Owned by Affiliates of such Person and all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

     "Beneficial Owner" means, with respect to any securities, a Person who has Beneficial Ownership of such securities.

     "Closing Date" has the meaning set forth in the Merger Agreement.

     "Company" has the meaning set forth in the opening paragraph.

     "Company Articles" has the meaning set forth in the Merger Agreement.

     "Company Board" has the meaning set forth in the Merger Agreement.

     "Company Class A Stock" has the meaning set forth in the Merger Agreement.

     "Company Class B Stock" has the meaning set forth in the recitals.

     "Company Stockholders Meeting" has the meaning set forth in Section 3(a).

     "Contrary Matters" has the meaning set forth in Section 3(a).

     "Effective Time" has the meaning set forth in the Merger Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Governmental Entity" has the meaning set forth in the Merger Agreement

     "Laws" has the meaning set forth in the Merger Agreement.

     "Merger" has the meaning set forth in the recitals.

     "Merger Agreement" has the meaning set forth in the recitals.

     "Merger Sub" has the meaning set forth in the opening paragraph.

     "Owned Certificates" has the meaning set forth in the recitals.

     "Parent" has the meaning set forth in the opening paragraph.

     "Pass-Through Matters" has the meaning set forth in the recitals.

     "Person" has the meaning set forth in the Merger Agreement.

     "Proxy Statement" has the meaning set forth in the Merger Agreement.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Stockholder Party" has the meaning set forth in the opening paragraph.

     "Subsidiaries" has the meaning set forth in the Merger Agreement.

     "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment, gift, lease, exchange, mortgage, alienation or other disposition or hypothecation of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer, pledge, hypothecation, encumbrance, assignment, gift, lease, exchange, mortgage, alienation or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

     "Trust Certificates" has the meaning set forth in the recitals.

     "Voting Trust" has the meaning set forth in the opening paragraph.

     "Voting Trust Agreement" shall have the meaning set forth in the opening paragraph.

     "Voting Trust Amendment" shall have the meaning set forth in the opening recitals.

     "Voting Trustees" shall have the meaning set forth in the opening paragraph.

     SECTION 2. No Disposition or Solicitation. (a) Each Stockholder Party undertakes that, except as contemplated by this Agreement or the Merger Agreement, such Stockholder Party shall not and, shall cause its Affiliates not to, (i) Transfer any Owned Certificates except to a Person that qualifies as a "Permitted Transferee" under clause (b)(x) of the second sentence of Section 3.2(A) of the Voting Trust Agreement and agrees to be bound by the terms hereof,
(ii) grant or agree to grant any proxy or power-of-attorney with respect to any Owned Certificates, or (iii) withdraw any shares of Class B Common Stock from the Voting Trust.

     (b) Each Stockholder Party undertakes that, except as contemplated by
Section 11, such Stockholder Party shall not, and shall cause its Affiliates not to, directly or knowingly indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person relating to, or otherwise knowingly facilitate or initiate, any Acquisition Proposal; provided, that, if the Company Board shall have furnished information to, or entered into discussions or negotiations with, any person in accordance with the proviso to Section 7.04(a) of the Merger Agreement, then (upon prior written notice to Parent and only for a period of time that is concurrent with the period of time during which such information is being furnished or such discussions or negotiations are continuing in accordance with such proviso) the Stockholder Party shall be permitted to furnish information or enter into discussions or negotiations with such person, as the case may be, consistent with such actions of the Company Board (it being understood that (i) the Stockholder Party shall provide information to Parent with respect to such actions to the same extent that Section 7.04 of the Merger Agreement requires the Company Board to provide information to Parent with respect to the Company Board's actions pursuant to such proviso and (ii) the Company shall be deemed to have waived (for such period of time as the Stockholder Party is so providing information or continuing discussions or negotiations) any limitations on the rights of Parent (or any of its Affiliates) or the Stockholder Party (or any of its Affiliates) to contact one another, to hold discussions or negotiations with one another or to request or receive information from one another).

     (c) Each Stockholder Party undertakes that, except as contemplated by
Section 11 or, following notice to Parent, as required by applicable Law, such Stockholder Party shall not, and shall cause such Stockholder Party's Affiliates not to, make any press release or public announcement with respect to Parent, Merger Sub, this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby, without the prior written consent of Parent and the Company.

     SECTION 3. Stockholder Vote. (a) Without limiting the generality of the other obligations of the Stockholder Parties hereunder, each Stockholder Party hereby instructs and agrees not to revoke its instruction to the Voting Trustees and the Voting Trust that (i) at such time as the Company conducts a meeting of, or otherwise seeks a vote or consent of, its stockholders for the purpose of approving and adopting the Merger Agreement and the Merger or in connection with the approval of a resolution asking the holders of the Company Class A Stock to vote as a class in connection with the Merger Agreement and the Merger (such meetings or any adjournment thereof, the "Company Stockholders Meeting"), the Voting Trustees shall vote, or provide a consent with respect to, all then-outstanding shares of Company Class B Stock represented by the Owned Certificates Beneficially Owned by such Stockholder Party in favor of the Merger Agreement and the Merger and in favor of asking the holders of the Company Class A Stock to vote as a class in connection with the Merger Agreement and the Merger, and (ii) the Voting Trustees shall (at each meeting of stockholders and in connection with each consent solicitation) to the extent, in each case, that the matters in question are Pass-Through Matters, vote all then-outstanding shares of Company Class B Stock represented by the Owned Certificates Beneficially Owned by such Stockholder Party against, and not provide consents with respect to such shares to, (x) any and all Acquisition Proposals, (y) any and all actions that would reasonably be expected to prevent, frustrate, or materially impede or delay the transactions contemplated by the Merger Agreement or this Agreement or the satisfaction of any of the conditions set forth in
Article VIII of the Merger Agreement, and (z) any and all actions that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement (the matters set forth in clauses (x), (y) and (z) are hereinafter referred to as the "Contrary Matters").

     (b) Without limiting the generality of the other obligations of the Stockholder Parties hereunder, each Stockholder Party further agrees to vote all then-outstanding Owned Certificates Beneficially Owned by such Stockholder Party against, and not provide consents with respect to such Owned Certificates to,
(i) any amendment to the Voting Trust Agreement that would reasonably be expected to frustrate the Merger, the Merger Agreement, this Agreement or the Trust Amendment, or prevent or materially impede or delay the Merger, (ii) any proposals to remove a Voting Trustee, (iii) any proposals to increase the number of Voting Trustees under the Voting Trust from two, and (iv) any proposal to terminate the Voting Trust.

     (c) Without limiting the foregoing, it is understood that the obligations under this Section 3 shall not be affected by any recommendation of the Company's board of directors at the time of such meeting or consent solicitation.

     SECTION 4. Actions by Voting Trustees and the Voting Trust. (a) The Voting Trust and each of the Voting Trustees, with the consent of each of the Stockholder Parties, (i) acknowledge the validity under the Voting Trust Agreement of the instructions given by the Stockholder Parties pursuant to
Section 3 of this Agreement and agree to execute those instructions in accordance with their terms, (ii) acknowledge that the instructions given by the Stockholder Parties pursuant to Section 3 of this Agreement are not revocable or subject to amendment during the term of this Agreement.

     (b) The Voting Trustees agree not to resign as voting trustees under the Voting Trust.

     SECTION 5. Reasonable Efforts to Cooperate. Except as contemplated by
Section 11 and the proviso in Section 2(b), each Stockholder Party and, to the extent permitted under the Voting Trust Agreement, the Voting Trust will, without further consideration, (i) use all reasonable efforts to cooperate with the Company in connection with the transactions contemplated by this Agreement,
(ii) promptly execute and deliver such additional documents and take such reasonable actions as are necessary or customary and appropriate to consummate such transactions and (iii) promptly provide any information reasonably requested by the Company, Parent or Merger Sub for any application to, filing with or approval sought from a Governmental Entity that is required by Law in connection with such transactions.

     SECTION 6. Representations and Warranties of Stockholder Parties. Each Stockholder Party represents and warrants, severally but not jointly, to Parent, Merger Sub and the Company as follows:

     (a) Such Stockholder Party has all necessary power and authority and legal capacity to execute and deliver this Agreement and the Voting Trust Amendment and perform its obligations hereunder and thereunder.

     (b) This Agreement and the Voting Trust Amendment have been duly and validly executed and delivered by such Stockholder Party, and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding agreement of such Stockholder Party, enforceable against such Stockholder Party in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) Except for the Voting Trust, such Stockholder Party is the sole Beneficial Owner of such Stockholder Party's Owned Certificates. Such Stockholder Party has legal and Beneficial Ownership of all of such Stockholder Party's outstanding Owned Certificates, free and clear of all liens, claims, options, proxies, voting agreements and security interests (other than as created by this Agreement, the Voting Trust Agreement, the constitutive documents of the Company and the restrictions on Transfer under applicable securities Laws).

     (d) The execution and delivery of this Agreement and the Voting Trust Amendment by such Stockholder Party do not and the performance of this Agreement by such Stockholder Party will not, except as would not prevent or materially impede or delay such Stockholder Party's performance of this Agreement, (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) under any mortgage, bond, indenture, agreement, instrument or obligation to which such Stockholder Party or any of its Affiliates is a party or by which such Stockholder Party, any of its Affiliates or any of their respective properties (including the Owned Certificates) is bound, including the Voting Trust Agreement and the constitutive documents of the Company, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or other Governmental Entity that is binding on such Stockholder Party, any of its Affiliates or any of their respective properties or (iii) constitute a violation by such Stockholder Party or any of its Affiliates or of any Law.

     (e) Such Stockholder Party understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder Party's execution, delivery and performance of this Agreement.

     SECTION 7. Representations and Warranties of the Voting Trust and the Voting Trustees. The Voting Trust represents and warrants to Parent and Merger Sub as follows:

     (a) The Voting Trust and the Voting Trustees have all necessary power and authority and legal capacity to execute and deliver this Agreement and perform their obligations hereunder. The execution, delivery and performance of this Agreement by the Voting Trust and the Voting Trustees and the consummation by the Voting Trust and the Voting Trustees of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Voting Trust and no further proceedings or actions on the part of the Voting Trust are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     (b) This Agreement has been duly and validly executed and delivered by the Voting Trust and the Voting Trustees and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the legal, valid and binding agreement of the Voting Trust and the Voting Trustees, enforceable against the Voting Trust and the Voting

Trustees in accordance with its terms. The Voting Trust Amendment has been duly and validly executed and delivered by holders of Trust Certificates representing 70% or more of the voting power of the shares of Company Class B Stock subject to the Voting Trust, and the Voting Trust Amendment constitutes the legal, valid and binding agreement of the Voting Trust, enforceable against the Voting Trust in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) The execution and delivery of this Agreement by the Voting Trust and the Voting Trustees do not and the performance of this Agreement by the Voting Trust and the Voting Trustees will not, except as would not prevent or materially impede or delay the Voting Trust's or the Voting Trustees' performance of this Agreement, (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) under any mortgage, bond, indenture, agreement, instrument or obligation to which the Voting Trust is a party or by which the Voting Trust or any of its properties is bound, including the Voting Trust Agreement and the constitutive documents of the Company, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or other Governmental Entity that is binding on the Voting Trust or any of its properties or (iii) constitute a violation by the Voting Trust of any law or regulation of any jurisdiction.

     (d) As of the date hereof, all of the outstanding Trust Certificates taken together represent an aggregate of 5,155,052 shares of Company Class B Stock.

     (e) The Voting Trustees who are signatories to this Agreement are the only two trustees of the Voting Trust.

     (f) The Voting Trust acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the execution, delivery and performance of this Agreement by the Voting Trust and the Voting Trustees.

     SECTION 8. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub represent and warrant to the Voting Trust as follows:

     (a) Parent and Merger Sub have all necessary power and authority and legal capacity to execute and deliver this Agreement and the Merger Agreement and perform their obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Parent and Merger Sub and no further proceedings or actions on the part of Parent and Merger Sub are necessary to authorize the execution, delivery or performance of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby.

     (b) This Agreement and the Merger Agreement have each been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitute the legal, valid and binding agreements of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) The execution and delivery of this Agreement and the Merger Agreement by Parent and Merger Sub do not and the performance of this Agreement and the Merger Agreement by Parent and Merger Sub will not, except as would not prevent or materially impede or delay Parent's or Merger Sub's performance of this Agreement or the Merger Agreement, (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) under any mortgage, bond, indenture, agreement, instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their properties is bound, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or other Governmental Entity that is binding on Parent or Merger Sub or any of their properties or (iii) constitute a violation by Parent or Merger Sub of any law or regulation of any jurisdiction.

     (d) Parent and Merger Sub acknowledge that the Voting Trust is entering into this Agreement in reliance upon the execution, delivery and performance of this Agreement and the Merger Agreement by Parent and Merger Sub.

     SECTION 9. Representations and Warranties of the Company. The Company represents and warrants to Parent, Merger Sub and the Voting Trust as follows:

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further proceedings or actions on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     (b) This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) The execution and delivery of this Agreement by the Company do not and the performance of this Agreement by the Company will not, except as would not prevent or materially impede or delay the Company's performance of this Agreement, (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) under any mortgage, bond, indenture, agreement, instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound, (ii) violate any judgment, order, injunction, decree or award of any Governmental Entity that is binding on the Company or any of its properties or
(iii) constitute a violation by the Company of any law or regulation of any jurisdiction.

     (d) The Company acknowledges that the Voting Trust is entering into this Agreement in reliance upon the representations of the Company contained herein and the execution, delivery and performance of this Agreement and the Merger Agreement by the Company.

     SECTION 10. Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the earliest of (a) the Effective Time and (b) the termination of the Merger Agreement. Any such termination shall be without prejudice to liabilities arising hereunder before such termination provided that, no such termination shall relieve any party of any liability or damages resulting from any willful and material breach of any representations, warranties, covenants or agreements contained in this Agreement.

     SECTION 11. Capacity. Notwithstanding anything herein to the contrary: (a) no Stockholder Party who is or becomes, or whose Affiliate is or becomes, during the term hereof a director or officer of the Company makes any representation, warranty, undertaking or agreement herein in or with respect to his or her capacity as such a director or officer or with respect to its Affiliate's capacity as such a director or officer, (b) each Stockholder Party has entered into this Agreement solely in such Stockholder Party's capacity as the Beneficial Owner of Trust Certificates and nothing herein shall limit or affect any actions taken or omitted to be taken at any time by any Stockholder Party or any Affiliate of any Stockholder Party in his or her capacity as an officer or director of the Company and (c) each Voting Trustee has entered into this Agreement solely in order to effectuate the obligations of the Voting Trust hereunder and not as an individual and shall not have individual liability hereunder except with respect to the agreement set forth in Section 4(b) and nothing herein shall limit or affect any actions taken or omitted to be taken at any time by any Voting Trustee in his or her capacity as an officer or director of the Company.

     SECTION 12. Miscellaneous. (a) Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties (together in the case of the Company and the Parent, with the Merger Agreement and the Stockholder Agreements (as defined in the Merger Agreement)), with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, subject to
Section 10.02 of the Merger Agreement. The rights and obligations under this Agreement shall not be transferred by any party without the prior written consent of the Company, Parent, Merger Sub and the other parties. Any transfer in violation of this Section 12 shall be null and void.

     (b) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as provided pursuant to any other written agreement or document.

     (c) Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto and its respective successors, executors, administrators, heirs and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     (d) Amendment. This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. In addition, no waiver or release of compliance by any other party with any representation, agreement, obligation or condition otherwise required to be complied with by any such party under this Agreement shall be effective unless in writing and executed by each of the parties hereto.

     (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery in writing or by facsimile transmission with confirmation of receipt, as follows:


         If to a Stockholder Party, to:

         the address set forth below such Stockholder Party's name on Schedule A with a copy to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Attention: Robert E. Spatt, Esq.
         Facsimile: 212-455-2502

         If to the Voting Trustees or the Voting Trust, to:

         James M. Gwynn
         2305 Barton Creek Blvd. #32
         The Fairways
         Austin, Texas 78735
         Facsimile: (512) 327-0293

         and

         Woods W. Staton, II
         Arcos Dorados S.A.
         Roque Saenz Pena 432
         (1636) Olivos
         Buenos Aires - Argentina
         Facsimile: 011-5411-4711-2026

         with a copy, to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017
         Attention: Robert E. Spatt, Esq.
         Facsimile: 212-455-2502

         If to Parent or Merger Sub, to:

         Coca-Cola Femsa, S.A. de C.V.
         Guillermo Gonzalez Camarena No. 600
         Centro de Ciudad Santa Fe
         01210 Mexico, D.F., Mexico

         Attention: Chief Financial Officer
         Facsimile: 011-5255-5292-3475

         and:

         Attention: General Counsel
         Facsimile:  011- 5281-8328-6180

         with a copy to:

         Cleary, Gottlieb, Steen & Hamilton
         One Liberty Plaza
         New York, NY  10006
         Attention:  Jaime A. El Koury, Esq.
                     Ethan A. Klingsberg, Esq.
         Facsimile:  (212) 225-3999

         If to the Company, to:

         Panamerican Beverages, Inc.
         c/o Panamco L.L.C.
         701 Waterford Way, Suite 800
         Miami, FL 33126
         Attention:  General Counsel
         Facsimile:  (786) 388-8191

         with a copy, to:

         Cravath, Swaine & Moore
         825 Eighth Avenue
         New York, NY 10019
         Attention:  Richard Hall, Esq.
         Facsimile:  (212) 474-3700



or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (f) Validity. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     (g) Remedies. Each Stockholder Party, the Voting Trustees and the Voting Trust acknowledge and agree that in the event of any breach of this Agreement, the Company, Parent and Merger Sub would each be irreparably and immediately harmed. It is accordingly agreed that (a) each Stockholder Party, the Voting Trustees and the Voting Trust will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) the Company, Parent and Merger Sub shall each be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Agreement. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party or party-in-interest shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party or party-in-interest. The failure of any party or party-in-interest hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party or party-in-interest of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (h) Governing Law; Jurisdiction. (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof, except insofar as mandatory provisions of Panama Law apply to the transactions contemplated herein.

          (ii) Each of the parties hereto (A) consents to submit itself to the jurisdiction of any New York state court located in the Borough of Manhattan, City of New York or any Federal court located in such Borough if any dispute arises under this Agreement or any transaction contemplated by this Agreement, (B) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (C) waives any right to trial by jury with respect to any action, suit or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement, (D) waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in any such court, (E) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (F) agrees that a final judgment in any such action, suit or proceeding in any such court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable law.

          (iii) Each of the parties hereto agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address of such party set forth in Section 12(e) of this Agreement or, in the cases of Albemar Participation, Ltd., Woods W. Staton, II (as a Shareholder Party and on behalf of the Voting Trust) and Davis L. Rianhard, to CT Corporation System as such party's agent in New York City for service of process at its address at 111 Eighth Avenue, New York, New York 10011.

     (i) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (j) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

                                           ALBEMAR PARTICIPATION, LTD.


                                           By: /s/ WOODS W. STATON, II
                                               ---------------------------
                                               Name:  Woods W. Staton, II
                                               Title: Attorney-in-Fact



                                           THE RICHMOND STATON R L TRUST


                                           By: /s/ WOODS W. STATON, II
                                               ---------------------------
                                               Name:  Woods W. Staton, II
                                               Title: Trustee


                                           JAMES M. GWYNN


                                           /s/ JAMES M. GWYNN
                                           -------------------------------



                                           WADE T. MITCHELL


                                           /s/ WADE T. MITCHELL
                                           -------------------------------




                                           DAVIS L. RIANHARD


                                           /s/ DAVIS L. RIANHARD
                                           -------------------------------

                                           WOODS W. STATON, II, not individually
                                           but as Voting Trustee for the Voting
                                           Trust described above


                                           /s/ WOODS W. STATON, II
                                           -------------------------------


                                           JAMES M. GWYNN, not individually but
                                           as Voting Trustee for the Voting
                                           Trust described above


                                           /s/ JAMES M. GWYNN
                                           -------------------------------




                                           VOTING TRUST CREATED PURSUANT TO THE
                                           VOTING TRUST AGREEMENT FOR CERTAIN
                                           SHARES OF PANAMERICAN BEVERAGES,
                                           INC., AS AMENDED AS OF JULY 15, 1993,

                                           By: /s/ WOODS W. STATON, II
                                               ---------------------------
                                               Name:  Woods W. Staton, II
                                               Title: Voting Trustee


                                           By: /s/ JAMES M. GWYNN
                                               ---------------------------
                                               Name:  James M. Gwynn
                                               Title: Voting Trustee


                                           COCA-COLA FEMSA, S.A. DE C.V.


                                           By: /s/ CARLOS SALAZAR
                                               ---------------------------
                                               Name:  Carlos Salazar
                                               Title: Attorney-in-Fact


                                           PANAMERICAN BEVERAGES, INC.


                                           By: /s/ CRAIG D. JUNG
                                               ---------------------------
                                               Name:  Craig D. Jung
                                               Title: President and Chief
                                                      Executive Officer

                                           MIDTOWN SUB, INC.


                                           By: /s/ HECTOR TREVINO
                                               ---------------------------
                                               Name:  Hector Trevino
                                               Title: Attorney-in-Fact

                                   Schedule A


Shareholder Party and Address                     Company Class B Stock
                                                  Underlying Trust Certificates

Albemar Participation, Ltd.                       3,408,838
c/o Arias, Fabrega & Fabrega
16th Floor, Plaza 2000 Building
Panama 5, Panama
Attn: Rosa Restrepo, Esq.

The Richmond Staton R L Trust                       127,596
c/o Katz, Barron, Squitero & Faust
2699 South Bayshore Drive, Seventh Floor
Miami, FL 33133

James M. Gwynn                                      105,090
2305 Barton Creek Blvd. #32
The Fairways
Austin, Texas 78735

Wade T. Mitchell                                     55,125
507 Arden at Argonne, NW
Atlanta, GA 30305

Davis L. Rianhard                                    94,947
Opentec S.A. de C.V.
Palomas 44
Col. Reforma Social
11650 Mexico, D.F.

                                   Exhibit A

                             VOTING TRUST AMENDMENT

     AMENDMENT, dated as of December 22, 2002 (this "Agreement") of the Voting Trust Agreement for certain shares of the Company Class B Stock (as defined below), amended and restated as of July 15, 1993 (as amended on the date hereof, the "Voting Trust Agreement").

                                    RECITALS

     WHEREAS, concurrently with the execution and delivery of this Agreement, the voting trust (the "Voting Trust"), established pursuant to the Voting Trust Agreement, the voting trustees of the Voting Trust and certain holders of voting trust certificates of the Voting Trust (the "Specified Voting Trust Beneficiaries") have entered into a stockholder agreement (the "Stockholder Agreement") with Panamerican Beverages, Inc., a corporation organized under the laws of the Republic of Panama (the "Company"), Coca-Cola Femsa, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Parent") and Midtown Sub Inc., a corporation organized under the laws of the Republic of Panama and a wholly owned Subsidiary of Parent ("Merger Sub");

     WHEREAS, concurrently with the execution and delivery of this Agreement and the Stockholder Agreement, Parent, Merger Sub and the Company, are entering into an Agreement of Merger (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "Merger"), all on the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, the Specified Voting Trust Beneficiaries collectively own Trust Certificates (as defined in the Stockholder Agreement) representing 70% or more of the voting power of the shares of Class B Common Stock of the Company, U.S. $0.01 par value (the "Company Class B Stock"), subject to the Voting Trust; and

     WHEREAS, as an inducement and condition to enter into the Merger Agreement, the Company, Parent and Merger Sub have required that the Specified Voting Trust Beneficiaries approve the amendments to the Voting Trust Agreement set forth in this Agreement.

     NOW, THEREFORE, to induce the Company, Parent and Merger Sub to enter into, and in consideration for their entering into, the Merger Agreement, the Specified Voting Trust Beneficiaries agree as follows:

          1. The Voting Trust Agreement is hereby amended, with immediate effect, to provide that notwithstanding anything to the contrary in the Voting Trust Agreement, (i) the execution and delivery of this Agreement and the Stockholder Agreement by the Voting Trust, the Voting Trustees (as defined in the Stockholder Agreement) and the Specified Voting Trust Beneficiaries do not and the performance of this Agreement and the Stockholder Agreement by the Voting Trust, the Voting Trustees and the Specified Voting Trust Beneficiaries will not conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) under the Voting Trust Agreement or give rise to any right of first refusal or trigger any transfer restriction under the Voting Trust Agreement, (ii) the consummation of the Merger in accordance with the terms and conditions of the Merger Agreement will not constitute a transfer of any Trust Certificate or give rise to any right of first refusal pursuant to Section 3.3 or any other provision of the Voting Trust Agreement, (iii) until the termination of the Stockholder Agreement, the Voting Trustees shall (at each meeting of stockholders of the Company and in connection with each consent solicitation) to the extent, in each case, that the matters in question are not Pass-Through Matters (as defined in the Stockholder Agreement), vote all then-outstanding shares of Company Class B Stock owned by the Voting Trust against, and not provide consents with respect to such shares to any Contrary Matter (as defined in the Stockholder Agreement), and (iv) prior to the termination of the Stockholder Agreement in accordance with its terms, the amendments to the Voting Trust Agreement set forth in this Agreement may not be modified, amended, suspended or terminated, without the written consent of the Company, Parent and Merger Sub.

          2. For purposes of Article 4D, Section (iii)(j) of the Company Articles (as defined in the Merger Agreement), the execution and delivery of the Stockholder Agreement by the Voting Trust, the Voting Trustees and the Stockholder Parties, and the performance of the Stockholder Agreement and the transactions contemplated thereby are in accordance with the Voting Trust.

          3. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Panama, without regard to the principles of conflict of law. In case any provision of this Agreement shall be held to be invalid or unenforceable in whole or in part, neither the invalidity nor the unenforceability of this Agreement shall in any way be affected.

          4. This Agreement is for the benefit of the Company, Parent and Merger Sub and shall be enforceable severally by them.

          5. This Agreement may be executed in counterparts, each of which may be deemed to be an original instrument but all together shall constitute but one instrument and only one set of rights and obligations shall arise therefrom.

     IN WITNESS WHEREOF, each of the Specified Voting Trust Beneficiaries has caused this Agreement to be duly executed as of the day and year first above written.



                                                 ALBEMAR PARTICIPATION, LTD.


                                                 By: /s/ WOODS W. STATON, II
                                                     ---------------------------
                                                     Name:  Woods W. Staton, II
                                                     Title: Attorney-in-Fact



                                                 THE RICHMOND STATON R L TRUST


                                                 By: /s/ WOODS W. STATON, II
                                                     ---------------------------
                                                     Name:  Woods W. Staton, II
                                                     Title: Trustee



                                                 JAMES M. GWYNN


                                                  /s/ JAMES M. GWYNN
                                                 ---------------------------



                                                 WADE T. MITCHELL


                                                 /s/ WADE T. MITCHELL
                                                 ---------------------------



                                                 DAVIS L. RIANHARD


                                                 /s/ DAVIS L. RIANHARD
                                                 ---------------------------

                                    Acknowledged and accepted:



                                    VOTING TRUST CREATED PURSUANT TO THE
                                    VOTING TRUST AGREEMENT FOR CERTAIN SHARES
                                    OF PANAMERICAN BEVERAGES, INC., AS AMENDED
                                    AS OF JULY 15, 1993,

                                    By: /s/ WOODS W. STATON, II
                                        ---------------------------
                                        Name:  Woods W. Staton, II
                                        Title: Voting Trustee


                                    By: /s/ WOODS W. STATON, II
                                        ---------------------------
                                        Name:  James M. Gwynn
                                        Title: Voting Trustee